                                                                   EXHIBIT 10.14



                                 LOAN AGREEMENT


                                 by and between


                         ARDEN REALTY FINANCE IV, L.L.C.

                                  AS BORROWER,

                                       and

                       LEHMAN BROTHERS REALTY CORPORATION

                                    AS LENDER


                            Dated as of June 8, 1998



                                  $100,600,000

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
1.   DEFINITIONS AND REFERENCES.....................................................2
     1.1. Defined Terms.............................................................2
     1.2. Definitions Incorporated by Reference....................................21
     1.3. Other Definitional Provisions............................................21
2.   THE LOAN......................................................................22
     2.1. Making the Loan..........................................................22
     2.2. Mortgage Note............................................................22
     2.3. Use of Loan Proceeds.....................................................22
     2.4. Payment of Principal and Interest........................................23
     2.5. Defeasance...............................................................26
     2.6. Release of Property......................................................28
     2.7. Partial Release in Connection with a Casualty or Taking before
            Defeasance Period......................................................28
     2.8. Release of All the Properties during Defeasance Period...................30
     2.9. Release of Individual Mortgaged Properties During the Defeasance
            Period.................................................................30
     2.10. Partial Release after Defeasance Period.................................31
     2.11. Yield Maintenance.......................................................32
     2.12. Successor Borrower......................................................33
3.   REPRESENTATIONS AND WARRANTIES................................................33
     3.1. Organization and Power of Borrower and Managing Member...................34
     3.2. Due Authorization and Execution..........................................34

     3.3. No Consents Required; No Contravention...................................35
     3.4. Title to Properties......................................................35
     3.5. Management Agreement.....................................................35
     3.6. Leases...................................................................36
     3.7. Utilities................................................................36
     3.8. No Violations............................................................37
     3.9. Other Agreements.........................................................37
     3.10. Payment of Taxes........................................................37
     3.11. Litigation..............................................................37
     3.12. Regulation U............................................................38
     3.13. Investment Company Act..................................................38
     3.14. Transactions with Affiliates............................................38
     3.15. Business Purpose; Non-Subordination.....................................38
     3.16. Permits and Licenses....................................................39
     3.17. Patents and Trademarks..................................................39
     3.18. Insurance...............................................................39
     3.19. ERISA...................................................................39
     3.20. No Notice of Non-Compliance.............................................39
     3.21. Compliance With Laws....................................................40
     3.22. Compliance with Environmental Laws......................................40
     3.23. Concerning Mortgaged Properties; Financial Statements...................40
     3.24. Access..................................................................41

     3.25. No Liens................................................................41
     3.26. Accuracy of Information.................................................41
     3.27. Mortgage and Security Interests.........................................41
     3.28. Assignment of Leases and Rents..........................................42
     3.29. Foreign Person..........................................................42
     3.30. No Defaults.............................................................42
     3.31. No Fraudulent Conveyance................................................42
4.   CLOSING; CONDITIONS PRECEDENT.................................................43
     4.1. Representations, Warranties and Covenants................................43
     4.2. Borrower's Actions.......................................................43
     4.3. Delivery of Documents....................................................43
     4.4. Evidence of Authorization; Related Documents.............................48
     4.5. Closing Certificate......................................................49
     4.6. Management Agreement.....................................................49
     4.7. Existing Debt............................................................49
     4.8. Payment of Lender Costs and Origination Fee..............................49
     4.9. Independent Directors....................................................49
     4.10. TI Reserve Requirement..................................................50
5.   AFFIRMATIVE COVENANTS.........................................................50
     5.1. Timely Payment of Amounts Due............................................50
     5.2. Proceeds of the Loan.....................................................50
     5.3. Management Agreement.....................................................50
     5.4. Financial and Other Information..........................................52

     5.5. Maintenance of Existence, Etc............................................55
     5.6. Compliance with Applicable Laws..........................................55
     5.7. Maintenance of Books; Inspection of Properties and Books.................56
     5.8. Notice of Litigation; Disputes...........................................56
     5.9. Mortgaged Property Operations; Maintenance...............................56
     5.10. Separate Existence......................................................57
     5.11. Cash Management.........................................................57
     5.12. Independent Director....................................................58
     5.13. Reserve Requirement.....................................................58
     5.14. Repair Expenditures.....................................................58
6.   NEGATIVE COVENANTS............................................................59
     6.1. Limitation on Indebtedness...............................................59
     6.2. Limitation on Liens......................................................59
     6.3. Merger or Consolidation; Permitted Reorganization........................59
     6.4. Single Purpose...........................................................59
     6.5. Amendments to Agreements.................................................60
     6.6. Distributions............................................................60
     6.7. Permitted Transfers......................................................61
7.   EVENTS OF DEFAULT.............................................................61
     7.1. Default; an Event of Default.............................................61
     7.2. Remedies.................................................................64
     7.3. Remedies Cumulative......................................................65

     7.4. Default Interest.........................................................65
     7.5. Default Indemnity........................................................66
8.   INSURANCE.....................................................................66
     8.1. Maintenance of Insurance.................................................66
     8.2. Payment and Application of Insurance Proceeds............................67
     8.3. Earthquake Insurance.....................................................67
9.   SECURITIZATION................................................................67
     9.1. Securitization...........................................................67
     9.2. No Assignment by Borrower................................................68
     9.3. Method of Payment........................................................68
10.  ASSIGNMENT AND ARTICIPATION...................................................69
11.  SUBSTITUTION OF PROPERTIES....................................................69
12.  MISCELLANEOUS.................................................................77
     12.1. Limitation on Liability.................................................77
     12.2. Entire Agreement, Amendments............................................78
     12.3. Notices.................................................................78
     12.4. No Waiver; Cumulative Remedies..........................................79
     12.5. Waiver of Jury Trial....................................................79
     12.6. Governing Law; Consent to Jurisdiction..................................79
     12.7. Payment of Expenses.....................................................80
     12.8. Severability............................................................80
     12.9. Gender, Etc.............................................................81
     12.10. Headings...............................................................81

     12.11. Counterparts; Facsimiles...............................................81
     12.12. No Third Party Beneficiary.............................................81
     12.13. No Liability of Lender.................................................81
     12.14. Confidentiality........................................................82

                                 LOAN AGREEMENT


               THIS LOAN AGREEMENT (this "AGREEMENT") is entered into as of June 8, 1998, by and between ARDEN REALTY FINANCE IV, L.L.C., a Delaware limited liability company having its principal office at 11601 Wilshire Boulevard, Suite 402, Los Angeles, California 90025 ("BORROWER"), and LEHMAN BROTHERS REALTY CORPORATION, a Delaware corporation, having an office at Three World Financial Center, 200 Vesey Street, 20th Floor, New York, New York 10285 ("LENDER").

               WHEREAS, Borrower has requested Lender to make a loan (the "LOAN") to Borrower, and Lender has agreed to make the Loan to Borrower, for the purposes and on the terms and conditions described herein;

               WHEREAS, the Loan is evidenced by that certain Mortgage Note dated as of the date hereof by Borrower to the order of Lender and its successors and assigns in the principal amount of One Hundred Million Six Hundred Thousand and No/100 Dollars ($100,600,000), which is to be secured by, among other things, first-priority liens on Borrower's assets, consisting primarily of 12 office and industrial properties and related assets;

               WHEREAS, the parties hereto desire to set forth their agreement regarding the making of the Loan and the terms and conditions upon which the Loan shall be made and repaid;

               WHEREAS, without limiting any other rights that Lender has to assign the Mortgage Note and the other Loan Documents (as hereinafter defined), Lender may assign the Mortgage Note and the other Loan Documents, together with mortgage loans made to other borrowers, to, among others, a Trustee (as hereinafter defined) for the benefit of the Holders (as hereinafter defined), who may appoint a Servicer (as hereinafter defined) and, following such assignment, all rights of Lender hereunder will inure to the benefit of the Trustee, for the benefit of the Holders, and to the Servicer, on behalf of the Trustee, and the term "Lender" as used herein, shall, following such assignment, include the Trustee and the Servicer, on behalf of the Trustee; and

               WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in SECTION 1.1 hereof;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      DEFINITIONS AND REFERENCES


        1.1.   DEFINED TERMS

               Unless the context otherwise requires, capitalized terms used herein shall have the respective meanings specified in this SECTION 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

               "ACCOUNT" means the Lockbox Account, the Cash Collateral Account, the TI Reserve Account, the Environmental Reserve Account, the Tax and Insurance Escrow Account or any subaccount of any of them or any other account or subaccount thereof created pursuant to the Cash Management Procedures or otherwise in accordance with the terms hereof.

               "ACCOUNTING PERIOD" shall mean each calendar month.

               "ACCOUNTING QUARTER" shall mean each of the fiscal quarters in a calendar or a conventional three hundred sixty-five (365)-day fiscal year (i.e., there shall be four consecutive Accounting Quarters of three (3) months each).

               "ACCRUED INTEREST" has the meaning ascribed to it in SECTION 2.4.4(C) hereof.

               "ADJUSTED INTEREST RATE" means the rate per annum determined on the Anticipated Repayment Date as the greater of (i) eleven and 74/100 percent (11.74%) and (ii) the sum of (A) five percentage points (5%) and (B) the average, calculated by linear interpolation (rounded to three decimal places), of the yields of the United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of U.S. Obligations having maturities as close as possible to the twentieth (20th) anniversary of the Anticipated Repayment Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or such other recognized source of financial market information as may reasonably be selected by Lender, in each case on the last Business Day of the week immediately prior to the Anticipated Repayment Date.

               "AFFILIATE" means, as to any Person, (a) any Person directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding equity securities as to the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation or limited liability company, any executive officer, director, member or manager of the Person in question or of any corporation or limited liability company directly or indirectly controlling, controlled by, or under common control with the Person in question; and (e) if the Person in question is a partnership, any general partner of such partnership. As used in this definition of "AFFILIATE," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               "AGREEMENT" means this Loan Agreement, as it may be amended, supplemented or modified from time to time.

               "ALLOCATED LOAN AMOUNT" means, for any Mortgaged Property, the portion of the Loan that is allocated to a particular Mortgaged Property, as set forth on SCHEDULE 1.1 hereof, or if a Mortgaged Property is a Substitute Property, the amount allocated thereto pursuant to SECTION 11 hereof.

               "ANNUAL APPROVED BUDGET" shall have the meaning ascribed to such term in SECTION 5.4.3 hereof.

               "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Mortgaged Properties prepared by Borrower for the applicable Fiscal Year or portion thereof.

               "ANTICIPATED REPAYMENT DATE" means April 16, 2008.

               "ARDEN OP" means Arden Realty Limited Partnership, a Maryland limited partnership.

               "ARDEN REIT" means Arden Realty, Inc., a Maryland corporation that is the general partner of Arden OP.

               "ASSIGNMENT OF LEASES AND RENTS" means that certain Assignment of Leases and Rents dated as of the date hereof made by Borrower to the Lender with respect to the Mortgaged Properties.

               "AUTHORIZED ACCOUNTING OFFICER" means the officer of Borrower who has primary responsibility for accounting matters, or one of his or her duly authorized representatives who, as set forth in a written notice of such officer to the Lender, is duly authorized to act on behalf of such officer in connection with this Agreement and the other Loan Documents.

               "AWARD" has the meaning ascribed to it in the Mortgage.

               "BANKRUPTCY LAW" means title 11, United States Code, or any similar federal, state or foreign law for the relief of creditors.

               "BASE RATE" means six and 74/100 percent (6.74%) per annum.

               "BORROWER" has the meaning ascribed to it in the preamble hereto.

               "BORROWER DOCUMENTS" has the meaning ascribed to it in SECTION
3.26 hereof.

               "BUILDING EQUIPMENT" means all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements.

               "BUSINESS DAY" means a day other than (i) a Saturday or a Sunday or (ii) a day on which federally insured depository institutions in the states of New York and Illinois and the Commonwealth of Pennsylvania are required or authorized by law, governmental decree or executive order to be closed.

               "CASH COLLATERAL ACCOUNT" has the meaning specified in SCHEDULE
5.11 hereto.

               "CASH EXPENSES" shall mean, for any period after the Anticipated Repayment Date, the Operating Expenses for the operation of the Mortgaged Properties as set forth in an

Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus payments into the Tax and Insurance Escrow Account and the TI Reserve Account.

               "CASH MANAGEMENT PROCEDURES" shall mean the provisions of
SCHEDULE 5.11 hereto.

               "CASUALTY" has the meaning ascribed to it in the Mortgage.

               "CERTIFICATES" has the meaning ascribed to it in SECTION 9.1 hereof.

               "CLOSING" has the meaning ascribed to it in the first paragraph of SECTION 4 hereof.

               "CLOSING DATE" has the meaning ascribed to is in the first paragraph of SECTION 4 hereof.

               "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar import, and the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections and all related regulations.

               "COLLATERAL" means the "PROPERTY" (as defined in the Mortgage, whether individually or taken as a group, as the context may require), together with such other collateral or property as may be pledged, liened or encumbered from time to time as security for the Loan under any other Security Documents.

               "COLLATERAL ASSIGNMENT OF MANAGEMENT AGREEMENT" means that certain Collateral Assignment of Management Agreement and Subordination Agreement, dated as of the Closing Date, by and among Borrower, Manager, and Lender in favor of Lender.

               "CONTRIBUTION AGREEMENT" means that certain Property Contribution Agreement dated as of the Closing Date by and among Arden OP and Borrower, pursuant to which Arden OP agrees to contribute to Borrower, and Borrower agrees to accept from Arden OP, the Mortgaged Properties and all operating assets related thereto, and assume the liabilities associated with such Mortgaged Properties.

               "COOPERATION AGREEMENT" means that certain Cooperation Letter Agreement dated as of the Closing Date, by and among Borrower, Arden OP, Arden REIT and Lender.

               "DEBT" means the obligations of Borrower under the Loan Documents, together with all interest thereon, and all other sums, including, without limitation, fees, expenses, commissions, premiums and indemnities, which may or shall become due under any of the Loan Documents, including the costs and expenses of enforcing any provision of the Loan Documents that may be reimbursable hereunder.

               "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled interest payments under the Mortgage Note.

               "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

                      (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period; and

                      (b) the denominator is the aggregate amount of Monthly Debt Service Payments due and payable on the Mortgage Note, or in the event a Defeasance Event has occurred, the Undefeased Note, for such period.

               "DEBT SERVICE PERIOD" means the period commencing on (and including) the first day of each calendar month (or with respect to the first Debt Service Period, the period commencing on (and including) the Closing Date) and ending on (and including) the last day of such calendar month.

               "DEFAULT" has the meaning ascribed to it in SECTION 7.1 hereof.

               "DEFAULT INTEREST" means (i) interest accruing on any overdue principal amount of the Mortgage Note at a rate per annum equal to the difference between the Default Interest Rate minus the Interest Rate, and (ii) interest accruing on any overdue interest and any other overdue payments under any Loan Documents at the Default Interest Rate.

               "DEFAULT INTEREST RATE" has the meaning ascribed to it in SECTION
7.4 hereof.

               "DEFEASANCE DATE" has the meaning ascribed to it in SECTION 2.5(a)(i).

               "DEFEASANCE DEPOSIT" means an amount equal to the amount necessary to purchase U.S. Obligations necessary to meet the Scheduled Defeasance Payments, any costs and expenses incurred or to be incurred in the purchase of such U.S. Obligations and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Mortgage Note or the Defeased Note, as applicable, the creation of the Defeased Note, if applicable, or otherwise required to accomplish the agreements of SECTION 2.5, SECTION 2.8, and SECTION 2.9.

               "DEFEASANCE EVENT" has the meaning ascribed to it in SECTION 2.5(a).

               "DEFEASANCE PERIOD" has the meaning ascribed to it in SECTION 2.5(a) hereof.

               "DEFEASANCE SECURITY AGREEMENT" has the meaning ascribed to it in
SECTION 2.5(a)(vi) hereof.

               "DEFEASED NOTE" has the meaning ascribed to it in SECTION 2.5(a)(v) hereof.

               "DUE DATE" means the first (1st) day of each calendar month, or, if in any calendar month the first (1st) day is not a Business Day, the Business Day immediately succeeding the first (1st) day.

               "ERISA" means the Employee Retirement Income Security Act of 1974 (together with all rules and regulations promulgated thereunder), as amended, supplemented, or modified from time to time.

               "ERISA AFFILIATE" means any trade or business under common control (as it is defined in Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA) with Borrower.

               "ELIGIBLE ACCOUNT" means either (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which) are rated by each Rating Agency in one of its two highest rating categories (or such other ratings as will not result in the rating of any of the Certificates being reduced below their respective ratings on the Closing Date and as to which the Rating Agencies may otherwise agree) or the short-term unsecured debt obligations of such depository institution or trust company or holding company, as the case may be, are rated not lower than A-1+ by the applicable Rating Agencies, or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity provided that such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. Section 9.10(b), or (iii) an account in any other insured depository institution reasonably acceptable to Lender, so long as prior to the establishment of an account in any such other depository institution each of the Rating Agencies shall have delivered a Rating Comfort Letter with respect thereto.

               "ENGINEERING SURVEYS" means those reports of recent date prior to the Closing Date prepared by those companies listed on SCHEDULE 3.23A concerning the physical condition of the Mortgaged Properties.

               "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreement, dated as of the date hereof between Borrower and Lender.

               "ENVIRONMENTAL LAWS " has the meaning ascribed to it in the definition of "Hazardous Materials" herein.

               "ENVIRONMENTAL RESERVE ACCOUNT" has the meaning ascribed to such term in SCHEDULE 5.11 of this Loan Agreement.

               "ENVIRONMENTAL RESERVE REQUIREMENT" means Five Hundred Thousand and No/100 Dollars ($500,000).

               "EQUITY MEMBER" means Arden OP in its capacity as equity member of Borrower.

               "EVENT OF DEFAULT" has the meaning ascribed to it in SECTION 7.1 hereof.

               "EXCESS CASH FLOW" means, for any Accounting Period, the difference between (i) Net Operating Income and (ii) the sum of (A) the Monthly Debt Service Payments, (B) other Debt then due and payable to the Lender pursuant to this Agreement or any of the other Loan Documents (other than Default Interest, Accrued Interest, Late Payment Fees and payments required under SECTION 2.4.4(C) hereof), and (C) in the event a Lockbox Event has occurred, to the extent not duplicative of the foregoing, withdrawals from the Cash Collateral Account applied pursuant to clauses (E) through (J) of SECTION 4.4 of the Cash Management Procedures.

               "EXISTING DEBT" means indebtedness owed to Lender and secured by one or more of the Mortgaged Properties, the obligation to repay such indebtedness having been assumed by Borrower pursuant to the Contribution Agreement.

               "EXTRAORDINARY EXPENSE" shall have the meaning ascribed to such term in SECTION 5.4.3(b) hereof.

               "FINAL MATURITY DATE" means April 16, 2028.

               "FINANCIAL STATEMENTS" means the financial statements of Borrower furnished to Lender from time to time pursuant to SECTIONS 5.4.1 AND 5.4.2 hereof.

               "FISCAL YEAR" means the period beginning January 1 of each year through and including December 31 of such year.

               "FORCE MAJEURE" means acts of God, acts of war, civil disturbance, or governmental action, excluding any casualty customarily covered by insurance.

               "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application as to which Borrower's independent certified public accountants concur), both as to classification of items and amounts, within any applicable period and as to prior periods.

               "GOVERNMENTAL AUTHORITY" means any nation, government, state, or political subdivision of any thereof, including any court or any other entity exercising executive, legislative, regulatory, judicial, or administrative functions of, or pertaining to, government.

               "GROSS INCOME FROM OPERATIONS" shall mean all income of Borrower, computed in accordance with GAAP, derived from the ownership and operation of the Mortgaged Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance), and any disbursements to the Borrower from the Tax and Insurance Escrow Account, the TI Reserve Account, the Environmental Reserve Account or any other escrow fund established by the Loan Documents.

               "HAZARDOUS MATERIALS" means any substances, materials, or wastes, whether solids, liquids or gases, that are defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other substantially similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA"), as amended by the Superfund Amendments and

Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C.
Section 7401 et seq.; or other applicable Laws pertaining to the regulation of hazardous, toxic or dangerous materials or wastes or the protection of the environment, including any plans, rules, regulations, orders or ordinances adopted, or other criteria and guidelines promulgated, pursuant to such laws, whether now or hereafter in effect (collectively referred to herein as "ENVIRONMENTAL LAWS"). Hazardous Materials includes, but is not limited to, polychlorinated biphenyls (PCBs), petroleum and petroleum products and byproducts, and asbestos.

               "HOLDERS" means the holders of record from time to time of the Certificates.

               "IMPROVEMENTS" means all buildings, structures, paving, sidewalks, parking garages and other parking areas, curbing, landscaping, signage, lighting, utilities and other improvements from time to time located on all or any part of the Land (including, without limitation, the office and/or industrial buildings that are located on the Land and any parking structures and other parking facilities located on any of the Land), and any modifications, additions, restorations or replacements of the whole or any part thereof.

               "IMPOSITIONS" has the meaning ascribed to it in the Mortgage.

               "INDEBTEDNESS" of any Person means (a) any liabilities and obligations of such Person, contingent or otherwise, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures, or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of such Person's business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for the payment of money relating to a capitalized lease obligation or sale/leaseback obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit or (b) any liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that are otherwise its legal liability or which are secured by any assets or property of such Person, including, without limitation, any obligations to purchase, redeem, or acquire any capital stock or similar interests.

               "INDEPENDENT MANAGER" means a person who is not, and has not within the past five (5) years been, (i) an officer, director, employee, partner, member, stockholder or beneficial-interest holder of Borrower, Arden OP or Arden REIT; (ii) an officer, director, employee, partner, member, beneficial-interest holder or stockholder of any "Affiliate" (as defined below) of Borrower, Arden OP or Arden REIT; (iii) a customer or supplier of Borrower or any Affiliate thereof; or (iv) a spouse, parent, sibling, or child of any person described in (i), (ii), or (iii); provided, however, that a person shall not be deemed to be a director of an Affiliate solely by reason of such person being a director of a single-purpose entity that would otherwise be deemed to be an Affiliate because they are under common control. For the purpose of this definition alone, "Affiliate" means any person or entity (i) which owns beneficially, directly or indirectly, more than ten percent (10%) of the outstanding shares of common stock of the general partner of the Equity Member or which is otherwise in control of Equity Member, (ii) of which more than ten percent (10%) of the outstanding voting securities are owned beneficially, directly or indirectly, by any person or entity described in clause (i) above, or (iii) which is controlled by, or under common control with, any person or entity described in clause (i) above; the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933.

               "INFORMATION" has the meaning ascribed to it in SECTION 5.4 hereof.

               "INSURANCE PROCEEDS" has the meaning ascribed to it in the Mortgage.

               "INTEREST RATE" means (i) prior to the Anticipated Repayment Date, the Base Rate and (ii) from and after the Anticipated Repayment Date, the Adjusted Interest Rate.

               "LAND" means the parcels of land on which the Mortgaged Properties are located, as more fully described on EXHIBIT A attached hereto.

               "LAWS" means any statute or law, or any rules, regulations, orders or determinations made by any applicable Governmental Authority, including as to real property, but without limitation, any applicable Environmental Laws and any zoning, building, subdivision or land use laws, rules, or ordinances.

               "LEASE" means any lease or other agreement (other than a Ground Lease) affecting the use, enjoyment or occupancy of the Land or the Improvements.

               "LENDER" initially means Lehman Brothers Realty Corporation, together with its successors and assigns, including, without limitation, following the assignment and transfer contemplated by SECTION 9.1 hereof, (a) the Trustee, on behalf of the Trust, or any of its successors and assigns, and
(b) the Servicer, on behalf of the Trustee.

               "LENDER COSTS" means all of the costs and expenses of the Lender of the kind described in SECTION 12.7.1 hereof.

               "LIEN" means any mortgage, deed of trust, deed to secure debt, lien, claim, option, security interest, pledge, preference, priority, hypothecation, installment sale agreement, repurchase agreement or other encumbrance or security arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, lease or other arrangement intended as, or having the effect, of security.

               "LLC AGREEMENT" means the Limited Liability Company Agreement of Borrower dated June 4, 1998 by and between Borrower and Arden REIT.

               "LOAN" means the loan made by Lender to Borrower pursuant to
SECTION 2.1 hereof.

               "LOAN AMOUNT" means One Hundred Million Six Hundred Thousand and No/100 Dollars ($100,600,000).

               "LOAN DOCUMENTS" means this Agreement, the Mortgage Note, the

Environmental Indemnity Agreement, the Collateral Assignment of Management Agreement, the Security Agreement, the Mortgage, the Assignment of Leases and Rents, and all of the other Security Documents, and any and all other documents, agreements, certificates, notes or other instruments delivered pursuant to, or in connection with, the Loan.

               "LOCKBOX ACCOUNT" has the meaning specified in SECTION 1.1 of
SCHEDULE 5.11 of this Loan Agreement.

               "LOCKBOX EVENT" has the meaning ascribed to such term in SCHEDULE
5.11 of this Loan Agreement.

               "MANAGEMENT AGREEMENT" means that certain Management Agreement dated as of the Closing Date by and between Borrower and Arden OP, as "Manager" or any management agreement entered into between Borrower and a substitute manager in accordance with SECTION 5.3 hereof.

               "MANAGER" has the meaning ascribed to it in the definition of "Management Agreement" herein, or any successor thereto, or any other Person who becomes the manager of one or more of the Mortgaged Properties in compliance with this Agreement.

               "MEMBERS" shall mean Equity Member and Special Member in their capacity as members of Borrower.

               "MONTHLY DEBT SERVICE PAYMENT" means (i) prior to the fifth anniversary of the date hereof, the Monthly Interest Payment, and (ii) thereafter, the Scheduled Principal and Interest Payment.

               "MONTHLY INTEREST PAYMENT" has the meaning ascribed to it in
SECTION 2.4.4.(b) hereof.

               "MORTGAGE" means the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by Borrower and delivered to Lender or certain trustees for the benefit of Lender with respect to the Mortgaged Properties, which is to be recorded in the land records of each jurisdiction in which one or more of the Mortgaged Properties are located, as security for the Loan.

               "MORTGAGE NOTE" means the promissory note described in SECTION
2.2 hereof; provided, however, that if the principal amount of such promissory note shall be divided at any time into one or more Defeased Notes and one or more Undefeased Notes pursuant to SECTION 2.5(a)(v) hereof, "MORTGAGE NOTE" shall mean, collectively, all such Undefeased Note(s) and Defeased Note(s).

               "MORTGAGED PROPERTIES" means the twelve (12) office and industrial properties transferred by Arden OP to Borrower, as of the Closing Date, pursuant to the Contribution Agreement, including, without limitation, Borrower's fee interest in the land associated with said office properties and Borrower's ownership interest in all Improvements, which Mortgaged Properties are identified on SCHEDULE 4.3.2 attached hereto.

               "NET OPERATING INCOME" means, for any period the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

               "NET SALES PROCEEDS" means the aggregate amount of cash received by Borrower in respect of the sale of any Mortgaged Property and related assets less (i) the sum of all reasonable and customary out-of-pocket payments, fees, commissions and expenses, plus interest thereon, if applicable (including, without limitation, fees, commissions and expenses of legal counsel and investment bankers) paid or payable to third parties and incurred in connection with such sale, including, without limitation, the Lender, the Trustee (if any), and the Servicer (if any), and (ii) the amount (estimated reasonably and in good faith by Borrower) of income, franchise, sales and other applicable taxes required to be paid by Borrower in connection with such sale.

               "NEW NOTE" has the meaning ascribed to it in SECTION 2.2 hereof.

               "OFFICER'S CERTIFICATE" means a certificate delivered to Lender by Borrower which is signed by an authorized representative of Borrower.

               "OPERATING EXPENSES" means the total of expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Mortgaged Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, capital expenditures and contributions to the TI Reserve Account, the Tax and Insurance Escrow Account and any other reserves required under the Loan Documents.

               "ORIGINATION FEE" means a fee equal to Six Hundred Thirty-Seven Thousand Five Hundred Fifty-Five and No/100 Dollars ($637,555.00) to be paid by Borrower to Lender on the Closing Date.

               "PAYMENT DIFFERENTIAL" has the meaning ascribed to it in SECTION
2.11.1 hereof.

               "PERMITTED DEBT" means, as to Borrower:

                      (i) unsecured trade indebtedness incurred by Borrower for or in respect of the operation of the Mortgaged Properties in the ordinary course of business, but only to the extent used to pay Operating Expenses, which Indebtedness shall be paid not more than sixty (60) days after the date incurred and which Indebtedness may not be evidenced by any form of promissory note;

                      (ii) if no Default or Event of Default has occurred and is continuing, purchase money Indebtedness and capitalized lease obligations up to an aggregate amount not in excess of $3,000,000 outstanding at any one time, in each case, for the purchase or lease of Building Equipment in the ordinary course of business (and not inconsistent with customary industry practices), which Indebtedness may be secured by a first priority lien on the goods and equipment that have been so purchased or leased, provided, no such Indebtedness shall be evidenced by a promissory note; and

                      (iii) if no Event of Default has occurred and is continuing, (a) unsecured Indebtedness payable or reimbursable to a tenant under a Lease, payable or reimbursable to such tenant on account of work performed or costs incurred (including tenant improvements) by such tenant in connection with its occupancy of space at a Mortgaged Property, provided such Lease is consistent with, or has been approved by Lender if required by, Section
               1.20.11.3 of the Mortgage, which Indebtedness may not be evidenced by any form of promissory note and the aggregate outstanding amount of which Indebtedness at any one time may not exceed $5,000,000;

                      (iv) Indebtedness solely in respect of surety and appeal bonds, performance bonds and other obligations of a like nature (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices and, if not in the ordinary course, in an individual amount not to exceed $1,000,000;

"PERMITTED DEBT" means, as to a Member, any liability of a Member in its capacity as a Member of Borrower for Permitted Debt of Borrower.

               "PERMITTED INVESTMENTS" means any one or more of the following obligations or securities which are payable on demand or available for withdrawal, in each case without penalty, or which have a scheduled maturity on or prior to the Business Day preceding the following Due Date, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Lender that a lower rating would not result in the withdrawal, downgrading or qualification of the ratings then assigned to the Certificates (and investments will not be disqualified as "Permitted Investments" solely because they are issued by Lender or an Affiliate of Lender):

                      (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America, provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                      (ii) direct obligations of, or obligations guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation is qualified by each Rating Agency as an investment of funds backing securities having a long-term unsecured debt rating of "AAA", provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                      (iii) demand and time deposits in, or demand notes of, or certificates of deposit of, or bankers' acceptances having maturities of not more than three hundred sixty-five (365) days issued by, any bank or trust company, savings and loan association or savings bank, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated not lower than the highest rating category of each Rating Agency, in the case of commercial paper, or in the highest category in the case of long-term debt obligations, or such lower categories as will not result (as evidenced in writing by each Rating Agency) in the withdrawal, downgrading or qualification of the rating then assigned (or, prior to the Securitization, proposed to be assigned) to the Certificates by each Rating Agency, or, in the case of short-term debt obligations which have maturities of thirty (30) days or less, a rating of "A-1," provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
               (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                      (iv) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving long-term debt ratings by each Rating Agency equal to the highest rating then assigned (or, prior to the Securitization, proposed to be assigned) to any Class of Certificates by such Rating Agency or such lower category as will not result in the withdrawal, downgrading, or qualification of the rating then assigned (or, prior to the Securitization, proposed to be assigned) to the Certificates by each Rating Agency (as evidenced in writing by each Rating Agency) which obligations shall have maturities of not more than three hundred sixty-five (365) days, provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
               (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                      (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one (1) year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category, and is issued by a corporation the outstanding senior debt obligations of which are then rated by each Rating Agency in its highest short-term unsecured rating category or its highest long-term unsecured rating category, as applicable, provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                      (vi) repurchase obligations maturing in three hundred sixty-five (365) days or less from the date of investment with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in
               (iii) above, provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                      (vii) debt securities (other than stripped bonds or stripped coupons) maturing in thirty (30) days or less from the date of investment bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and rated by each Rating Agency in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of any Account, to exceed twenty percent (20%) of the aggregate principle amount of all Permitted Investments then held in the Accounts, provided, further, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                      (viii) any money market funds rated "AAAm" or "AAAm-G" (or equivalent), provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; and

                      (ix) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as evidenced by the delivery by each Rating Agency of a Rating Comfort Letter;

provided, however, that each such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment; and provided, further, that (a) variable interest on any such investment shall be based on a single index and vary proportionally with such index, and no such instrument or investment shall have a rating by the Rating Agencies with the "r" symbol (or equivalent symbol) attached.

               "PERMITTED LIENS" means any of the following:

                      (i)    the Liens of the Mortgage and other Security
               Documents;

                      (ii) Liens for taxes, assessments and other governmental charges not yet due and payable or due and payable, but not yet delinquent, or that are being contested in good faith by appropriate proceedings and as to which adequate deposits have been made with Lender as required by SECTION 6.2;

                      (iii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business;

                      (iv) landlords', mechanics', materialmen's, warehousemen's, carriers', or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than thirty (30) days, or which are being contested in good faith by appropriate proceedings which are being diligently pursued (with deposits having been made with Lender as required by SECTION 6.2) or as to which the Liens are bonded to the satisfaction of Lender;

                      (v) easements, rights of way, zoning, similar restrictions, and other similar encumbrances or title defects that, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by Borrower);

                      (vi) Liens arising by operation of law in connection with judgments, only to the extent, for an amount, and for a period not resulting in an Event of Default with respect thereto;

                      (vii) Liens securing capitalized lease obligations insofar as such Liens cover assets acquired pursuant to such capitalized lease obligations and such capitalized lease obligations constitute Permitted Debt; and

                      (viii) Liens securing assets acquired pursuant to purchase money Indebtedness, which Indebtedness constitutes Permitted
               Debt.

               "PERSON" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a joint venture or other business entity, a limited liability company, or a government or any department, agency or political subdivision thereof.

               "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as it is defined in ERISA and
(a) that was or is established or maintained by Borrower or any ERISA Affiliate;
(b) under which Borrower or any ERISA Affiliate has contributed or has been obligated to contribute or to fund or provide benefits, or under which Borrower or any ERISA Affiliate has any liability; or (c) that provides or promises benefits to any person who performs or has performed services for Borrower or any ERISA Affiliate who, because of such services, is or was a participant therein or entitled to benefits thereunder.

               "POOLING AND SERVICING AGREEMENT" has the meaning ascribed to it in SECTION 9.1 hereof.

               "PREPAYMENT DATE" means the date on which any voluntary or involuntary prepayment of principal is made or required to be made.

               "PRIME RATE" means the rate that is published from time to time as the "prime rate" in The Wall Street Journal listing of "Money Rates" and shall be the average of all such rates in effect at any one time if more than one rate is quoted. If this index ceases to be published in The Wall Street Journal, an alternate index of similar nature will be selected by Lender in its reasonable discretion.

               "QUALIFIED INSURANCE COMPANIES" has the meaning ascribed to it in the Mortgage.

               "QUALIFIED MANAGER" has the meaning ascribed to such term in
SECTION 5.3.2 hereof.

               "REMIC" has the meaning ascribed to it in SECTION 2.5 hereof.

               "RATING AGENCIES" shall mean (i) prior to the Securitization, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and Moody's Investors Services, Inc. (except that, where a particular provision in any Loan Document specifies one or more Rating Agencies by name, "RATING AGENCIES" shall mean the rating agency or rating agencies so specified) and (ii) after the Securitization, such of the following as actually rate the securities issued in connection with the Securitization: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps

Credit Rating Co., Fitch Investors Service, L.P., or any other nationally recognized statistical rating agency selected by Lender.

               "RATING COMFORT LETTER" with respect to any event or proposed course of action or inaction, means a written confirmation from the Rating Agencies that no rating assigned by such Rating Agencies to any of the Certificates will be downgraded, qualified or withdrawn, or placed on a credit watch with negative implications, as a result of such event or proposed action or inaction; provided that if the Securitization has not taken (or as certified by Lender, will not take) the form of a transaction rated by the Rating Agencies, then "RATING COMFORT LETTER" shall instead mean that the matter in question shall be subject to the prior approval of Lender, which shall not be unreasonably withheld unless expressly stated to be in Lender's sole and absolute discretion.

               "REFERENCE PERIOD" means the twelve (12) full consecutive calendar months ended immediately preceding the date as of which any determination with respect to a Reference Period is made hereunder and for which internal financial statements of Borrower are available. As used herein, the Reference Period "applicable" to any sale of a Mortgaged Property, Release, or other event shall mean the Reference Period immediately preceding such event for which internal financial statements of the Borrower are available.

               "REINVESTMENT YIELD" has the meaning ascribed to it in SECTION
2.11.2 hereof.

               "RELEASE" means the release of one or more Mortgaged Properties from the Lien of the Mortgage and the other Security Documents pursuant to the provisions of SECTION 2.7, SECTION 2.8, SECTION 2.9 or SECTION 2.10 hereof. "RELEASED" shall have a correlative meaning.

               "RELEASE PRICE" means, with respect to a specified Mortgaged Property, one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Mortgaged Property, provided, however, that in no event shall the Release Price for a Mortgaged Property be greater than the then outstanding aggregate principal amount of the Loan.

               "REMAINING MORTGAGED PROPERTIES" means the Mortgaged Properties that will remain subject to the Lien of any Mortgage following a Release or several Releases to be made on the same day.

               "RENTS" means all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses, if any), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Mortgaged Properties, or any portion thereof, and proceeds, if any, from business interruption or other loss of income insurance.

               "RESTORATION" has the meaning ascribed to it in the Mortgage.

               "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

               "SCHEDULED DEFEASANCE PAYMENTS" has the meaning ascribed to it in
SECTION 2.5(B) hereof.

               "SCHEDULED PRINCIPAL AND INTEREST PAYMENT" shall have the meaning set forth in SECTION 2.4.4(B) hereof.

               "SEC" means the Securities and Exchange Commission of the United States of America.

               "SECURITIZATION" has the meaning ascribed to it in SECTION 9.1 hereof.

               "SECURITY AGREEMENT" means that certain Security Agreement dated as of even date herewith between Borrower and the Lender.

               "SECURITY DOCUMENTS" means, collectively or individually, as the context may require, the Mortgage, the Collateral Assignment of Management Agreement, the Assignment of Leases and Rents, the Security Agreement, and such other documents as are executed and delivered by any Person to grant additional security for the repayment of the Loan.

               "SERVICER" has the meaning ascribed to it in SECTION 9.1 hereof.

               "SINGLE PURPOSE" means, with respect to a Person, that such Person, (A) at all times since its formation, except as otherwise permitted in or contemplated by the Loan Documents (i) has been a duly formed and existing limited partnership, limited liability company, or corporation, as the case may be; (ii) has observed all customary formalities regarding its partnership, limited liability company or corporate existence; (iii) has maintained financial statements, accounting records, and other partnership, limited liability company, or corporate documents separate from those of any other Person (provided that nothing shall prohibit such Person from being included in the consolidated financial statements or tax group of another Person); (iv) has not commingled its assets with those of any other Person; (v) has paid its own liabilities out of its own funds, including funds contributed to its capital by its respective equity holders, and all such capital contributions have been reflected properly in its books and records; (vi) has allocated fairly and reasonably any overhead for shared office expenses; (vii) has identified itself in all dealings with the public, under its own name and as a separate and distinct entity (provided that nothing shall prohibit such Person from engaging a manager to represent such Person with respect to tenants, vendors, and other parties, in accordance with standard industry practice); (viii) has not identified itself as being a division or part of any other Person; (ix) has not identified any other Person as being a division or part of such Person; (x) has corrected any known misunderstanding regarding their separate identities; (xi) has been adequately capitalized in light of the nature of its business; (xii) has not assumed or guaranteed the obligations of any other Person (other than by virtue of being a general partner of such other Person but only if such other Person is Borrower and provided, that this clause shall not be deemed to be violated by reason of joint and several liabilities arising as a matter of law); and (xiii) has not engaged in any other business other than as permitted by the Loan Documents, (B) such person has agreed to or is subject to covenants substantially to the effect of SECTIONS 5.10, 5.12, 6.1, 6.3, 6.4 AND 6.5 hereof and (C) if such Person is an entity, such person's organizational documents contain restrictions similar to those contained in Article X of the LLC Agreement as in effect on the date hereof.

               "SPECIAL MEMBER" means the person acting as the special member of Borrower under the LLC Agreement or a successor special member admitted in accordance with the terms of the LLC Agreement and this Agreement.

               "SUBSTANTIVE NON-CONSOLIDATION OPINION" means an opinion of counsel substantially similar to the provisions of the opinion of Borrower's counsel delivered on the Closing Date to the effect that the assets and liabilities of Borrower will not be substantively consolidated with those of Arden OP or Arden REIT in the event that Arden OP or Arden REIT were to become the subject of bankruptcy or insolvency proceedings (with such changes as are necessary to reflect the identity and operations of the parties addressed in such Substantive Non-Consolidation Opinion).

               "SUBSTITUTE PROPERTY" has the meaning ascribed to it in SECTION 11 hereof.

               "SUBSTITUTED PROPERTY" has the meaning ascribed to it in SECTION 11 hereof.

               "SUBSTITUTION CONDITIONS" has the meaning ascribed to it in
SECTION 11 hereof.

               "SUCCESSOR BORROWER" has the meaning ascribed to it in SECTION
2.12 hereof.

               "TAKING" has the meaning ascribed to it in any applicable
Mortgage.

               "TAX AND INSURANCE ESCROW ACCOUNT" shall have the meaning ascribed to such term in SECTION 5.11 hereof.

               "TI RESERVE ACCOUNT" has the meaning ascribed to such term in
SCHEDULE 5.11 of this Loan Agreement.

               "TI RESERVE REQUIREMENT" means Three Million Two Hundred Seventy Thousand and No/100 Dollars ($3,270,000).

               "TITLE COMPANY" has the meaning ascribed to it in SECTION 4.3.2 hereof.

               "TITLE INSURANCE POLICY" and "TITLE INSURANCE POLICIES" have the meanings ascribed to them in SECTION 4.3.2 hereof.

               "TRANSACTION DOCUMENTS" means the Loan Documents, the Contribution Agreement, and all documents to be delivered pursuant to the terms hereof and thereof or that are executed and delivered by Borrower in connection with the transactions contemplated hereby or thereby.

               "TREASURY RATE" has the meaning ascribed to it in SECTION 2.11.2 hereof.

               "TRUST FUND" has the meaning ascribed to it in SECTION 12.7.2 hereof.

               "TRUSTEE" has the meaning ascribed to it in SECTION 9.1 hereof.

               "U.C.C." or "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect in the State of New York or, in the case of any particular item of real or tangible personal property, in the State in which such property is located.

               "U.S. OBLIGATIONS" means direct, non-callable obligations of the United States of America.

               "UNDEFEASED NOTE" has the meaning ascribed to it in SECTION 2.5(a)(v) hereof.

               "YIELD MAINTENANCE PAYMENT" has the meaning ascribed to it in
SECTION 2.11.1 hereof.

        1.2    DEFINITIONS INCORPORATED BY REFERENCE

               Any term defined in SECTION 1.1 by reference to another agreement, instrument or other document shall mean such agreement, instrument or document as it may be amended, supplemented or modified from time to time, but only to the extent such amendment, supplement or modification is permitted by the terms hereof. If any such agreement, instrument or other document shall be replaced or superseded in accordance with the terms hereof (for example, if the Management Agreement is replaced by an agreement with another Qualified Manager, the definition incorporated by reference in SECTION 1.1 to such agreement, instrument or other document shall thereafter have the meaning established under the replaced or superseded document, with any such changes as (a) shall be necessary to conform to the replacement or superseding agreement, instrument or document or (b) are otherwise agreed to by the Lender in writing.

        1.3.   OTHER DEFINITIONAL PROVISIONS

               The terms defined in SECTION 1.1 hereof may not comprise all of the defined terms contained in this Agreement. Capitalized terms not defined in
SECTION 1.1 hereof shall have the meanings ascribed to them elsewhere herein. Accounting terms used in this Agreement but not defined herein shall have the respective meanings given to them under GAAP. The words "hereof," "herein" and "hereunder" and words of similar character when used in this Agreement shall refer to this Agreement as a whole and shall not be limited to any particular provision of this Agreement.

2.      THE LOAN

        2.1.   MAKING THE LOAN

               In reliance upon the representations, warranties, covenants and agreements of Borrower contained herein and in the other Loan Documents, and upon full satisfaction by Borrower of the terms and conditions precedent set forth in ARTICLE 4 of this Agreement, Lender agrees to make a loan (the "LOAN") to Borrower, which Loan shall be advanced to Borrower in a single advance of immediately available funds equal to the Loan Amount. The Loan Amount shall be used solely for the purposes described in SECTION 2.3 hereof. The Loan will be secured by, among other things, a Mortgage encumbering the Mortgaged Properties and other Improvements and granting a lien on and security interest in certain other Property described in the Mortgage and by other Security Documents effecting and granting a lien on and security interest in such other Collateral, and shall bear interest at the rates per annum specified in SECTION 2.4 hereof.

        2.2.   MORTGAGE NOTE

               The obligation of Borrower to repay the full Loan Amount, together with interest thereon, and Yield Maintenance Payments, Defeasance Deposits and other charges, if any, related thereto, shall be evidenced by that certain Mortgage Note made by Borrower as of the Closing Date to the order of Lender (the "MORTGAGE NOTE"), substantially in the form of EXHIBIT B attached hereto and incorporated herein, in the original principal amount of One Hundred Million Six Hundred Thousand and No/100 Dollars ($100,600,000).

               The Borrower hereby irrevocably appoints the Lender and its successors and assigns, with full power of substitution, as its attorney-in-fact, solely for the purpose, from time to time in connection with a foreclosure on any Mortgaged Property following an Event of Default and/or acceleration of the maturity of the Loan, of executing two or more promissory notes (each, a "NEW NOTE") substantially in the form of EXHIBIT B, with an aggregate face principal balance equal to the principal amount then outstanding under the Mortgage Note (with a notation on each such New Note as to the outstanding principal amount of the Loan allocated to each such New Note) and marking each promissory note that is to be replaced with such New Notes (whether the original Mortgage Note or any Defeased Note or Undefeased Note) "SUBSTITUTED." Such power of attorney is a limited power of attorney coupled with an interest.

        2.3.   USE OF LOAN PROCEEDS

               Borrower agrees that the proceeds of the Loan shall be used solely for the purpose of repaying or causing repayment of a portion of the Existing Debt (the obligation to repay such indebtedness having been assumed by Borrower pursuant to the Contribution Agreement), including the payment of fees and expenses associated therewith, for the purposes of paying certain fees and expenses associated with the Loan, for the purpose of the funding of the TI Reserve Account, for the purpose of funding the Environmental Reserve Account and for general limited liability company purposes not inconsistent with the terms of this Agreement.

        2.4.   PAYMENT OF PRINCIPAL AND INTEREST

               2.4.1. PAYMENTS ON THE MORTGAGE NOTE

               All payments made on the Mortgage Note shall be made in the manner, and subject to the conditions, provided in this Agreement and the Mortgage Note. The Mortgage Note shall not be prepayable except as expressly provided for in this SECTION 2.4.1, and in SECTION 2.5, SECTION 2.7, SECTION 2.8, SECTION 2.9 and SECTION 2.10 hereof. On any Due Date occurring on or after the Anticipated Repayment Date, the Mortgage Note may be prepaid, at the option of the Borrower, in full or in part, without penalty or premium. To the extent not previously paid, the entire Debt shall be due and payable on the Final Maturity Date.

               2.4.2. INTEREST

               (a) Except as set forth in SECTIONS 2.4.4(b) with respect to interest accruing at the Default Interest Rate, the Debt shall bear interest for each Debt Service Period at the applicable Interest Rate then in effect and shall be payable as provided herein.

               (b) Calculations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed during each Debt Service Period.

               2.4.3. PAYMENTS WITHOUT DEDUCTION, ETC.

               All payments of the Debt to Lender shall be absolute and unconditional, shall be paid strictly in accordance with the terms of the Loan Documents without being subject to any claim, set-off, defense or other right which Borrower may have against Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any other circumstance or happening whatsoever. Borrower shall pay such payments to the Lender free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, penalties or withholdings, and any liabilities with respect thereto, by whomever imposed, other than present or future taxes on the income of Lender or franchise taxes imposed on Lender as a result of its conducting business in specific jurisdictions. Borrower shall pay and indemnify and hold Lender harmless from and against, any present or future claim or liability for United States, state or local taxes or assessments on the ownership by Lender of the debt obligations of Borrower evidenced by the Mortgage Note, or on the principal, interest, fees or other amounts payable under any Loan Documents or otherwise in respect of the Debt (other than income or franchise taxes imposed on the Lender or its Affiliates by any jurisdiction). The obligations of the Borrower hereunder shall survive repayment of the Debt and termination of the Loan Documents.

               2.4.4. PERIODIC PAYMENTS

               (a) On July 1, 1998, Borrower shall pay to Lender interest on the Mortgage Note at the Base Rate for the period commencing on the Closing Date and ending on June 30, 1998.

               (b) On August 1, 1998 and on each Due Date thereafter that occurs on or prior to April 16, 2003 (the "INTEREST ONLY EXPIRATION DATE"), Borrower shall pay interest on the outstanding principal of the Mortgage Note at the Base Rate for the prior Debt Service Period (the "MONTHLY INTEREST PAYMENT"). On each Due Date that occurs on or after the Interest Only Expiration Date, Borrower shall pay to Lender a monthly payment of principal and interest (the "SCHEDULED PRINCIPAL AND INTEREST PAYMENT") in an amount equal to the amount of the monthly payment that would be necessary to fully amortize the outstanding principal balance of the Loan as of the Interest Only Expiration Date over a twenty-five (25) year period assuming a rate of interest per annum equal to the Base Rate (with interest calculated on the basis of actual number of days elapsed and a three hundred sixty (360) day year).

               At any time while an Event of Default has occurred and is continuing, the Borrower shall, in addition to the Monthly Debt Service Payment and other amounts due hereunder, be liable for the payment of interest at the Default Interest Rate (rather than the Interest Rate) (which interest is payable both before and after Lender has obtained a judgment with respect to the Loan); provided, however, that for the purposes of this sentence, an Event of Default shall be considered to have occurred and be continuing only until such Event of Default has been cured, including, without limitation, pursuant to the provisions of SECTION 7.1.3 hereof, if applicable. Following the occurrence of a Lockbox Event, the priority of payment of Default Interest shall be as set forth in the Cash Management Procedures attached as
Schedule 5.11 hereto). Payment or acceptance of the increased rates provided for in this SECTION 2.4.4(b) is not a permitted alternative to timely payment or full performance by Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

               (c) From and after the Anticipated Repayment Date, interest shall accrue on the outstanding principal balance of the Mortgage Note at the Adjusted Interest Rate. Payment of all interest accruing in respect of the Mortgage Note after the Anticipated Repayment Date in the amount equal to the difference between the amount that accrues at the Adjusted Interest Rate and the amount that is paid (whether as part of each Scheduled Principal and Interest Payment, if applicable, or otherwise) at the Base Rate ("ACCRUED INTEREST") shall be (a) deferred, and (b) to the extent permitted by applicable law, accrue interest at the Adjusted Interest Rate. If not sooner paid, all Accrued Interest together with interest thereon (to the extent permitted by applicable law) shall be due and payable in full on the Final Maturity Date. From and after the Anticipated Repayment Date, Borrower shall pay to Lender on each Due Date (without duplication), until the entire Debt is repaid in full, Excess Cash Flow for the Debt Service Period relating to such Due Date; each monthly payment of Excess Cash Flow made by Borrower under the Mortgage Note after the Anticipated Repayment Date shall be applied first to the reduction of the outstanding principal balance of the Mortgage Note and after the principal balance of the Mortgage Note has been paid in full to the reduction of the outstanding amount of Accrued Interest (together with any interest thereon).

               (d) In addition to Default Interest, in the event Borrower fails to make any Monthly Debt Service Payment, Yield Maintenance Payment or other payment hereunder when due, Borrower shall be liable for the payment of a late charge equal to five percent (5%) of the amount of the payment (the "LATE PAYMENT FEE"); provided, however, prior to a Securitization, Borrower shall not be liable to pay a Late Payment Fee the first time Borrower fails to make a Monthly Debt Service Payment when due. Following the occurrence of a Lockbox Event, the priority of payment of a Late Payment Fee shall be as set forth in the Cash Management Procedures. Payment or acceptance of a Late Payment Fee under this SECTION 2.4.4(d) is not a permitted alternative to timely payment or full performance by Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender. Borrower acknowledges that its obligation to pay a Late Payment Fee may be separated from the other obligations of Borrower hereunder, and may be held or transferred separately from the other obligations of Borrower hereunder.

               (e) Notwithstanding the foregoing SECTION 2.4.4(c), at the option of Lender, which option shall be exercised prior to the Securitization, Lender may require that the applicable provisions of Section 2.4.4(c) (and the equivalent provisions of the Note) be modified to provide that all Monthly Debt Service Payments from and after the Anticipated Repayment Date shall be interest only. Borrower agrees to enter into such modifications to the Loan

Documents as may be requested by Lender in order to effectuate the foregoing.

               2.4.5. INSUFFICIENT PAYMENTS

               In the event that Borrower fails to pay all amounts due and payable on the Mortgage Note on any Due Date, unless otherwise determined by Lender, all cash paid by the Borrower on such date and all proceeds realized on the sale of Collateral pursuant to any of the Loan Documents shall be applied in the following order of priority to the extent of the cash so paid or proceeds realized:

               FIRST: to pay (a) all amounts that are due and unpaid under
        SECTION 12.7.1 hereof and under SECTION 7.5 hereof, if applicable, (b) all costs, if any, incurred by Lender in acting on behalf of Borrower as provided in the Loan Documents and (c), if applicable, all costs and expenses incurred by the Lender in enforcing this Loan Agreement and any of the other Loan Documents, including all costs and expenses of the foreclosure and/or sale of the Collateral or any part thereof or any interest therein, and all costs and expenses of entering upon, taking possession of, removing, holding, constructing improvements on, and operating and managing the Collateral or any part thereof, and all costs and expenses of repairs, renewals, replacements, additions, betterments, and improvements to the Collateral, in each case in accordance with the Loan Documents, and all reasonable attorneys' and accountants' fees and disbursements, including any appraisals that may reasonably be required by Lender, incurred in connection with any of the foregoing, together with any compensation payable under SECTION 4.3 of the Mortgage;

               SECOND: to pay interest at the Base Rate then due and payable on the Mortgage Note;

               THIRD: to pay all amounts of principal due and payable on the Mortgage Note (whether at maturity, on a date fixed for any payment or prepayment thereof, upon acceleration, or otherwise), until the principal balance has been reduced to zero;

               FOURTH: to pay any Yield Maintenance Payments then due and payable;

               FIFTH: to pay any Default Interest and Late Payment Fees then due and payable; and

               SIXTH: to pay Accrued Interest, if any (plus interest thereon at the Adjusted Rate).

All proceeds realized upon the sale of Collateral pursuant to any of the Loan Documents shall be applied in accordance with the foregoing as of the Due Date next occurring following any such sale.

        2.5.   DEFEASANCE

               (a) At any time during the period commencing on (i) the first Business Day after the date that is the earlier of (A) two (2) years after the "startup day," within the meaning of

Section 860G(a)(9) of the Code, of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code (a "REMIC"), that holds the Mortgage Note and (B) three (3) years after the Closing Date, and ending on (ii) the Anticipated Repayment Date (such period being sometimes referred to herein as the "DEFEASANCE PERIOD"), and provided no Event of Default has occurred and is continuing (other than an Event of Default that will be cured by the release of a Mortgaged Property or Mortgaged Properties from the Lien of the Security Documents pursuant to the provisions of SECTION 7.1.3 hereof), Borrower may voluntarily defease all or any portion of the Loan by providing Lender with the Defeasance Deposit (hereinafter, a "DEFEASANCE EVENT"). Each Defeasance Event by the Borrower shall be subject to the satisfaction of the following conditions precedent:

               (i) Borrower shall provide not less than twenty (20) days prior written notice to Lender specifying a regularly scheduled payment date (the "DEFEASANCE DATE") on which the Defeasance Event is to occur. Such notice shall indicate the principal amount of the Mortgage Note to be defeased;

               (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Mortgage Note to but not including the Defeasance Date. If for any reason the Defeasance Date is not a regularly scheduled payment date, the Borrower shall also pay interest that would have accrued on the Mortgage Note through the next regularly scheduled payment date;

               (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, due under the Mortgage Note, this Agreement, the Mortgage, and the other Loan Documents;

               (iv) Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance Event;

               (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "DEFEASED NOTE") and the other note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance Event;

               (vi) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this provision of this SECTION
        2.5 (the "DEFEASANCE SECURITY AGREEMENT");

               (vii) Borrower shall deliver an opinion of counsel for Borrower in form satisfactory to Lender in its sole discretion stating, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Mortgage Note or Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower, that such

        Defeasance will not adversely affect the status of the entity holding the interest in the Mortgage Note as a REMIC (assuming for such purpose that such entity otherwise qualifies as a REMIC) and that such Defeasance will not result in a deemed exchange of the Certificates pursuant to Section 1001 of the Code;

               (viii) Borrower shall deliver a Rating Comfort Letter from the Rating Agencies in connection with the Defeasance Event. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a Substantive Non-Consolidation Opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

               (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this SECTION 2.5(a) have been satisfied;

               (x) Borrower shall deliver to Lender a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit will generate monthly amounts equal to or greater than the required Scheduled Defeasance Payments;

               (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

               (xii) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the Lien of the Mortgage as provided in SECTION 2.8 hereof or SECTION 2.9 hereof, as applicable, as well as reasonable attorneys' fees and expenses.

                      (b) In connection with each Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive Due Dates after the Defeasance Date upon which interest payments are required under the Mortgage Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable, and in amounts equal to the scheduled payments due on such Due Dates under the Mortgage Note or the Defeased Note, as applicable, and assuming such Mortgage Note or Defeased Note is paid in full on the Anticipated Repayment Date (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Cash Collateral Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Mortgage Note or the Defeased Note, as applicable.

        2.6.   RELEASE OF PROPERTY

               Except as set forth in SECTION 2.7, SECTION 2.8, SECTION 2.9 or
SECTION 2.10, no repayment, prepayment or defeasance of all or any portion of the Mortgage Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on any of the Mortgaged Properties.

        2.7. PARTIAL RELEASE IN CONNECTION WITH A CASUALTY OR TAKING BEFORE DEFEASANCE PERIOD

               In the event that, prior to (a) the first day of the Defeasance Period, a Mortgaged Property has suffered a total or substantial Taking or Casualty (in each case, as to which Restoration is not required or permitted under the Mortgage) or (b) a Securitization, a Default of the type described in
SECTION 7.1.3 occurs that can be cured by a Release of a Mortgaged Property from the lien of the Security Documents, Borrower shall cause the Release of such Mortgaged Property from the Lien of the Security Documents upon the satisfaction of the following conditions:

               (a) Borrower shall provide not less than thirty (30) days notice to Lender specifying a Due Date on which the amount set forth in clause
(c) below is to be provided to Lender, which notice shall be accompanied by a certificate of Borrower, signed by a duly authorized officer of Borrower, to the effect that no Default or Event of Default has occurred and is continuing (or, in the case of a Default or Event of Default that shall be cured or avoided by the Release of the affected Mortgaged Property, describing the nature of such Default or Event of Default, and certifying that such Default or Event of Default shall be cured by such Release) and that such Release will comply with all applicable requirements of this SECTION 2.7;

               (b) Borrower shall pay to Lender all interest that is accrued and unpaid on the principal balance of the Mortgage Note and all other sums due under the Loan Documents, through and including such Due Date, including, without limitation, all reasonable costs and expenses of Lender incurred in connection with the Release, including any costs and expenses associated with a release of the Lien of the Security Documents and reasonable attorneys' fees and expenses;

               (c) Borrower shall pay to Lender, to be applied to prepayment of the outstanding principal balance of the Loan, an amount equal to (1) in the case of a prepayment pursuant to clause (b) of the first paragraph of this
SECTION 2.7, the Release Price and the Yield Maintenance Payment for such Mortgaged Property or (2) in the case of a Release pursuant to clause (a) of the first paragraph of this SECTION 2.7, an amount equal to the greater of (a) and
(b), in which (a) is the Allocated Loan Amount for such Mortgaged Property and
(b) is the lesser of (x) the Release Price for such Mortgaged Property and (y) the sum of the Net Sales Proceeds received by Borrower from the sale of the Mortgaged Property or the part thereof that remains following the Taking or Casualty, plus the remaining Award or Insurance Proceeds not previously applied to repayment of the Loan or Restoration;

               (d) Borrower shall deliver to Lender, for execution, forms of release of such Mortgaged Property from the Lien of the Security Documents appropriate for the jurisdiction in which such Mortgaged Property is located;

               (e) if the Release is being requested in order to avoid an Event of Default pursuant to SECTION 7.1.3 hereof, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender, that after giving effect to such Release, the Debt Service Coverage Ratio for the Remaining Mortgaged Properties shall be equal to the greater of (i) 2.22:1 (on or before April 16, 2003) or 1.81:1 (on or after April 17, 2003), and (ii) the Debt Service Coverage Ratio for the Remaining Mortgaged Properties and the Mortgaged Properties to be released for the twelve (12) full calendar months immediately preceding the release of the Mortgaged Properties to be released;

               (f) Borrower shall provide to Lender an opinion of counsel in form and substance, and from a firm, acceptable to Lender in the exercise of its sole discretion, that such Release would not adversely affect the status of the entity holding the interest in the Mortgage Note as a REMIC (assuming for such purpose that such entity otherwise qualifies as a REMIC) and that such Release will not result in a deemed exchange of the Certificates pursuant to Section 1001 of the Code.


        2.8.   RELEASE OF ALL THE PROPERTIES DURING DEFEASANCE PERIOD

               (a) At any time during the Defeasance Period, if Borrower has elected to defease the entire outstanding principal balance of the Mortgage Note and the requirements of SECTION 2.5 have been satisfied, all of the Mortgaged Properties shall be released from the Lien of the Mortgage and the U.S. Obligations, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note.

               (b) In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Release Date, a release of Lien (and related Loan Documents) for each Mortgaged Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which a Mortgaged Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Laws, and (ii) will effect such Releases in accordance with the terms of this Agreement.

        2.9. RELEASE OF INDIVIDUAL MORTGAGED PROPERTIES DURING THE DEFEASANCE PERIOD

               At any time during the Defeasance Period, in connection with any Defeasance of less than the entire principal balance of the Mortgage Note, Borrower may obtain (i) the Release of one or more Mortgaged Properties from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to such Mortgaged Properties (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

               (a) the principal balance of the Defeased Note issued in connection with such Defeasance shall equal or exceed the aggregate Release Prices for the Mortgaged Properties then being Released;

               (b)    the requirements of SECTION 2.5 have been satisfied;

               (c) Borrower shall submit to Lender, not less than thirty (30) days prior to the date of such Release, a release of Lien (and related Loan Documents) for each such Mortgaged Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which such Mortgaged Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Laws, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the

Loan Documents not being released (or as to the parties to the Loan Documents and Mortgaged Properties subject to the Loan Documents not being released); and

               (d) After giving effect to such release, the Debt Service Coverage Ratio for the Remaining Mortgaged Properties shall be equal to the greater of (i) 2.22:1 (on or before April 16, 2003) or 1.81:1 (on or after April 17, 2003), and (ii) the Debt Service Coverage Ratio for the Remaining Mortgaged Properties and the Mortgaged Properties to be released for the twelve (12) full calendar months immediately preceding the release of the Mortgaged Properties to be released.

        2.10.  PARTIAL RELEASE AFTER DEFEASANCE PERIOD

               On any Due Date occurring on or after the last day of the Defeasance Period, upon the sale of any Mortgaged Property to any Person, Borrower may cause the Release of such Mortgaged Property from the Lien of the Security Documents upon the satisfaction of the following conditions:

               (a) Borrower shall provide not less than thirty (30) days notice to Lender specifying a Due Date on which the amount set forth in clause
(c) below is to be provided to Lender, which notice shall be accompanied by a certificate of Borrower, signed by a duly authorized officer of Borrower, to the effect that no Default or Event of Default has occurred and is continuing (or, in the case of a Default or Event of Default that shall be cured or avoided by the Release of the affected Mortgaged Property, describing the nature of such Default or Event of Default, and certifying that such Default or Event of Default shall be cured by such Release) and that such Release will comply with all applicable requirements of this SECTION 2.10;

               (b) Borrower shall pay to Lender all interest that is accrued and unpaid on the principal balance of the Mortgage Note and all other sums due under the Loan Documents, through and including such Due Date;

               (c) Borrower shall pay to Lender, to be applied to the outstanding principal balance of the Loan, an amount equal to the Release Price of such Mortgaged Property; provided, however, that (A) if a Mortgaged Property is released pursuant to this SECTION 2.10 as a result of a Casualty or a Taking as to which Restoration is not required or permitted under the Mortgage, such payment shall be an amount equal to the greater of (a) and (b), in which (a) is the Allocated Loan Amount for such Mortgaged Property and (b) is the lesser of
(x) the Release Price for such Mortgaged Property and (y) the sum of the Net Sales Proceeds received by Borrower from the sale of the Mortgaged Property or the part thereof that remains following the Taking or Casualty plus the remaining Award or Insurance Proceeds not previously applied to repayment of the Loan or Restoration;

               (d) Borrower shall deliver to Lender, for execution, forms of release of such Mortgaged Property from the Lien of the Security Documents appropriate for the jurisdiction in which such Mortgaged Property is located;

               (e) unless the Release is being made in connection with a Casualty or Taking (as to which Restoration is not required or permitted under the Mortgage), after giving effect to such Release, the Debt Service Coverage Ratio for the Remaining Mortgaged

Properties shall be at least equal to the greater of (i) 2.22:1 (on or before April 16, 2003) or 1.81:1 (on or after April 17, 2003), and (ii) the Debt Service Coverage Ratio for the Remaining Mortgaged Properties and the Mortgaged Property to be released for the twelve (12) full calendar months immediately preceding the release of the Mortgaged Property to be released; and

               (f) Borrower shall provide to Lender an opinion of counsel in form and substance, and from a firm, acceptable to Lender in the exercise of its sole discretion, that such Release would not adversely affect the status of the entity holding the interest in the Mortgage Note as a REMIC (assuming for such purpose that such entity otherwise qualifies as a REMIC) and that such Defeasance will not result in a deemed exchange of the Certificates pursuant to
Section 1001 of the Code.

               Sales of personal property at a Mortgaged Property in the ordinary course of business may be made pursuant to SECTION 1.23 of the Mortgage without regard to SECTION 2.7, SECTION 2.8, SECTION 2.9 OR SECTION 2.10 hereof.


        2.11.  YIELD MAINTENANCE

               2.11.1.

               If all or any part of the principal amount of the Loan is prepaid after the Closing Date but prior to the last day of the Defeasance Period as a result of the acceleration of the maturity of the Mortgage Note after an Event of Default (or if a Mortgaged Property is released for the purpose set forth in SECTION 7.1.3 after the Closing Date but prior to the Securitization), Borrower shall be required to pay a prepayment premium (the "YIELD MAINTENANCE PAYMENT") on the Mortgage Note equal to the greater of (A) one percent (1%) of the amount of the principal prepayment that is to be applied to the Mortgage Note and (B) the present value as of the end of the applicable Debt Service Period, discounted at the Reinvestment Yield, of a series of payments each equal to the Payment Differential on each of the remaining Due Dates prior to and including the Anticipated Repayment Date, after giving effect to the regularly scheduled payment of principal that is to be made on the Prepayment Date. No Yield Maintenance Payment shall be required in connection with prepayments made on or after the last day of the Defeasance Period.

               2.11.2.

               Promptly following the acceleration of the Mortgage Note or following the occurrence of any other event, the occurrence of which obligates Borrower to make a Yield Maintenance Payment, Lender shall notify Borrower of the amount and basis of determination of the applicable Yield Maintenance Payment promptly upon determining the Treasury Rate, as contemplated below. Absent manifest error, Borrower shall not dispute Lender's calculations hereunder.

               For purposes of this SECTION 2.11, the following terms shall have the meanings ascribed to them below:

               "PAYMENT DIFFERENTIAL" means, an amount equal to (x) the Base Rate, minus the Reinvestment Yield, divided by (y) 12, and multiplied by
        (z) the amount of the principal
prepayment.

               "REINVESTMENT YIELD" is the Treasury Rate converted to a monthly compounded nominal annual yield.

               "TREASURY RATE" is equal to the lesser of (A) the annual yield on the United States Treasury issue (primary issue) with a maturity date closest to the Final Maturity Date and (B) the yield on the United States Treasury issue (primary issue) with a maturity equal to the remaining average life of the Mortgage Note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to (x) the applicable Prepayment Date set forth in the notice of prepayment provided by the Borrower or (y) the date of acceleration by the Lender (or if such bid price is not published on that date, the next preceding date on which such bid price is so published).

        2.12.  SUCCESSOR BORROWER

               In connection with any release of a Lien under SECTION 2.8 or
SECTION 2.9, Lender shall establish or designate a successor entity (the "SUCCESSOR BORROWER") which shall be a single purpose bankruptcy remote entity approved by Lender, and Borrower shall transfer and assign all obligations, rights and duties under and to the Mortgage Note (in the event of a Release pursuant to SECTION 2.8) or the Defeased Note (in the event of a Release pursuant to SECTION 2.9), as applicable, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Mortgage Note or the Defeased Note, as applicable, and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents. The Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Mortgage Note or the Defeased Note, as applicable, and the Defeasance Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Mortgage Note in accordance with this SECTION 2.12, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, incurred in connection therewith.

3.      REPRESENTATIONS AND WARRANTIES

               To induce Lender to enter into this Agreement and the other Loan Documents and to make the Loan to Borrower, Borrower makes the following representations and warranties. For purposes of this Article 3, references to the knowledge of Borrower or to information known by Borrower, shall be deemed to include the knowledge of, or information known by Arden OP and Arden REIT.

        3.1.   ORGANIZATION AND POWER OF BORROWER AND EQUITY MEMBER

               Borrower (i) is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, (ii) has full power and authority to enter into, execute, deliver and perform this Agreement, the Mortgage Note, and the other Loan Documents and Transaction Documents and to consummate the transactions contemplated hereby and thereby, (iii) has full power and authority to mortgage or assign all of its right, title and interest in and to the Mortgaged Properties and the other Collateral, (iv) has full power and authority to transact the business in which it is now engaged, or proposes to engage, (v) has power and authority and is duly qualified to transact such business as a foreign limited liability company under the laws of all jurisdictions in which the Mortgaged Properties are located, and in all jurisdictions where the nature of Borrower's business or the character of properties owned, leased, operated or otherwise held by Borrower makes such qualification necessary and (vi) is a special purpose entity established for the sole purpose of owning and operating the Mortgaged Properties or causing the Mortgaged Properties to be operated and entering into the transactions contemplated by the Transaction Documents and performing activities incidental and related to the operation of the Mortgaged Properties. All of the membership interests in Borrower have been duly and validly authorized and issued and are owned by the Equity Member and Special Member free and clear of any liens, encumbrances, equities or claims. The Equity Member (i) is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Maryland, (ii) has full power and authority to execute, deliver, and perform this Agreement and the other Loan Documents and Transaction Documents to which it is a party, whether for itself or on behalf of Borrower, and (iii) is duly qualified to transact business as a foreign limited partnership in good standing under the laws of each jurisdiction which requires such qualification, except when the failure to be so qualified, considering all such failures in the aggregate, would not be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of Equity Member or Borrower or on the ownership, use or value of any of the Mortgaged Properties. Borrower has its principal place of business, principal office and office where it keeps its records and other documents and instruments relating to the Mortgaged Properties (except for certain records, documents and instruments kept at the Mortgaged Properties) at its address set forth in SECTION 12.3.

        3.2.   DUE AUTHORIZATION AND EXECUTION

               The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents and Transaction Documents have been duly authorized by all requisite actions by and on behalf of Borrower and are within the limited liability company power of Borrower, and this Agreement and all other Loan Documents and Transaction Documents executed and delivered by Borrower have been duly executed by Borrower and constitute the valid and binding obligations of Borrower, enforceable against Borrower, in accordance with their respective terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

        3.3.   NO CONSENTS REQUIRED; NO CONTRAVENTION

               Except for consents and approvals that have already been obtained and are in full force and effect, no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, commission, bureau, agency or other Person is required in connection with the execution, delivery and performance of this Agreement, the Mortgage Note, or any of the other Loan Documents or Transaction Documents or the consummation of the transactions contemplated hereby and thereby. Neither the execution and delivery by Borrower of this Agreement nor of the other Loan Documents or other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment by Borrower of, or compliance by Borrower with, the terms and conditions of this Agreement or the Loan Documents or other Transaction Documents:

               (a) will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Laws or any judgment, decree or order binding on Borrower or its properties or assets;

               (b) will conflict with or result in any breach or violation of any of the terms, conditions or provisions of the organizational documents of Borrower; or

               (c) will result in a breach or violation of or constitute a default under any existing material agreement or instrument to which Borrower or its assets are a party or by which Borrower is bound.

        3.4.   TITLE TO PROPERTIES

               Borrower has good and marketable title to the Mortgaged Properties, including good and marketable fee simple in and to the Land, and good and marketable title in and to the Improvements located thereon, in each case free and clear of all Liens except for Permitted Liens, and Borrower has good title in all other assets that serve as Collateral for the Loan (which, in the case of assets leased by Borrower, shall mean a good and valid leasehold interest in such assets), free and clear of all Liens except Permitted Liens. The Permitted Liens do not and will not materially and adversely affect (i) the ability of Borrower to pay in full the principal and interest when due on the Mortgage Note or (ii) the use of the Mortgaged Properties for the use currently being made thereof or the operation of the Mortgaged Properties as they currently are being operated. Borrower has no interest in real property other than the Mortgaged Properties, including the Land and Improvements related thereto. Each Mortgaged Property constitutes one or more separate tax lots that do not share tax liability with other real property except property that is (a) owned in full by Borrower and (b) encumbered by a Lien in favor of the Lender securing the Loan.

        3.5.   MANAGEMENT AGREEMENT

               The execution, delivery and performance by Borrower of the Management Agreement has been duly authorized by all requisite actions by and on behalf of Borrower and are within the limited liability company power of Borrower and the Management Agreement has been duly executed by Borrower and the Manager and constitute the valid and binding obligations of Borrower and the Manager, enforceable against Borrower and the Manager in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

        3.6.   LEASES

               (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the

Leases are valid and enforceable subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law);
(c) the material economic terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (other than to Lender); (e) except as may otherwise be permitted herein, none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have been accepted the same and have taken possession of the same on a rent-paying basis except as otherwise shown on SCHEDULE 3.6 attached hereto and except for tenant improvement work that is in process that has been previously disclosed to Lender; (g) there currently exist no offsets or defenses to the payment of any portion of the Rents, except as otherwise shown on SCHEDULE 3.6 attached hereto; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (i) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease.

        3.7.   UTILITIES

               (i) All utility services and facilities (including water, sanitary sewer, storm sewer, gas and electrical services and facilities) necessary for the present and proposed use of the Mortgaged Properties are available to the Mortgaged Properties and, except as shown on the surveys or title reports for the Mortgaged Properties, enter the Mortgaged Properties either through adjoining public streets or through private lands pursuant to valid, unsubordinated, perpetual, enforceable and recorded public or private easements; (ii) all utility connections for the Mortgaged Properties have been completed, installed and paid for; (iii) except as shown on the surveys or title reports for the Mortgaged Properties and except for encroachments that would not reasonably be expected to materially and adversely affect the operation of the applicable Mortgaged Property, no Improvements on the Land are located upon any public utility lines or upon any private utility lines serving property other than the Mortgaged Properties, or encroach upon any property adjoining the Mortgaged Properties or encroach upon any utility easements or rights-of-way; and (iv) neither Borrower nor Equity Member has received any notice from any utility that any utility services utilized by the Mortgaged Properties will be revoked or otherwise terminated.

        3.8.   NO VIOLATIONS

               No notices of any material violation of law or municipal ordinances or of federal, state, county or municipal or other governmental agency regulations, orders or requirements relating to the Collateral have been entered against or received by Borrower or Equity Member and neither Borrower nor Equity Member has reason to believe that any such notice may or will be entered or received.

        3.9.   OTHER AGREEMENTS

               Neither Borrower nor Equity Member is a party to any agreement, instrument, indenture, or other contract or subject to any charter or other restriction that could materially adversely affect, or threaten to materially adversely affect, its business, operations, prospects, properties, assets or condition (financial or otherwise). No material default by Borrower or Arden REIT has occurred or is continuing (nor has there occurred any continuing event which, with giving of notice or the passage of time or both, would constitute such a default) under any material contracts, material agreements or material orders to which Borrower or Equity Member, as the case may be, is a party or by which it is bound and, to the knowledge of Borrower, no material default by a third party has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time, or both, would constitute such a default) under any such contracts, agreements or orders. No holder of any indebtedness of Borrower or Equity Member has given notice of any default thereunder, and no liquidation or dissolution of Borrower or Equity Member, and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or Equity Member or any of their properties, is pending or, to the knowledge of Borrower or Equity Member, threatened against them or their properties.

        3.10.  PAYMENT OF TAXES

               (i) Borrower and Equity Member have filed or have caused to be filed all federal, state, local, and foreign income, excise, property and other tax returns with respect to their operations, that are required to be filed,
(ii) all such returns are true and correct in all material respects, and (iii) Borrower and Equity Member have paid or caused to be paid in full all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due. Except as so disclosed, the amounts reserved as a liability for income and other taxes that may become payable are sufficient for the payment of all such unpaid taxes of Borrower or Equity Member, whether or not disputed, for which Borrower or Equity Member may be liable in its own right or as a transferee of the assets of, or as successor to, any other person or entity.

        3.11.  LITIGATION

               There is no legal or governmental action, suit or proceeding (including any condemnation proceeding) pending to which Borrower or Equity Member is a party or of which any property of Borrower or Equity Member is subject which, if determined adversely to Borrower or Equity Member, as the case may be, would individually or in the aggregate have a material adverse effect on the Mortgaged Properties, or on the financial position, business or results of operations of Borrower or Equity Member or that might affect in any material respect the transactions contemplated by this Agreement and, to the knowledge of Borrower and Equity Member, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        3.12.  REGULATION U

               Neither Borrower nor Equity Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as now and from time to time hereafter in effect, and no proceeds of the Loan will be used for any purpose (and Borrower has not taken or will take any action) which might cause this Agreement or any Loan Document to violate said Regulation U or any other regulation of the Board of Governors of the Federal Reserve System (in each case as in effect on the date hereof or as the same may hereinafter be in effect).

        3.13.  INVESTMENT COMPANY ACT

               Neither Borrower nor the Equity Member is an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended and none is an open-ended investment company, unit trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

        3.14.  TRANSACTIONS WITH AFFILIATES

               Excluding all transactions contemplated by the Loan Documents, no officer of Borrower, and no other Affiliate of Borrower or of any such officer, is currently a party to any transaction with Borrower, including any contract, agreement or other arrangement providing for the employment of, furnishing of advisory or other services by, purchase or lease of real or personal property from, or otherwise requiring payments to, any such officer or Affiliate, except on terms that are fair and reasonable and no less favorable to Borrower than would be expected in arms-length transactions with third parties where neither party is under duress or under any extraordinary compulsion to enter into such contract, agreement or arrangement.

        3.15.  BUSINESS PURPOSE; NON-SUBORDINATION

               The Loan is solely for the business purpose of Borrower, and is not for personal, family, household or agricultural purposes. The obligations of Borrower under this Agreement, the Mortgage Note, and each of the other Loan Documents, and the indebtedness evidenced by the Mortgage Note, are not subordinated in right of payment or otherwise to any other obligation of Borrower or to any rights of others.

        3.16.  PERMITS AND LICENSES

               Borrower has all material permits, licenses and authorizations necessary to conduct its business in the same manner as the business conducted by Arden OP and Arden REIT immediately prior to the transfer of the Mortgaged Properties to Borrower. No proceedings are pending or, to the best of Borrower's and Equity Member's knowledge, threatened seeking the revocation or suspension of any permits, licenses or approvals issued with respect to the Mortgaged Properties the revocation of which might reasonably be expected to result in any material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of Borrower or any of the Mortgaged Properties. No such permits, licenses or approvals shall be altered or amended in any materially adverse respect, nor shall Borrower or Equity Member make any attempt to alter or amend the same, in any materially adverse respect, without the prior written consent of Lender, which shall not be unreasonably withheld.

        3.17.  PATENTS AND TRADEMARKS

               Borrower owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with any rights of others.

        3.18.  INSURANCE

               Borrower has obtained or caused to be obtained all insurance policies required by SECTION 8.1 hereof and by each of the Mortgages, in each case with Qualified Insurance Companies and all such policies are in full force and effect.

        3.19.  ERISA

               Borrower has no employees, and Borrower does not maintain or sponsor any Plan. Borrower is not obligated to make contributions on behalf of the employees of any Person to any Plan.

        3.20.  NO NOTICE OF NON-COMPLIANCE

               Neither Borrower nor Equity Member nor Arden REIT has received any notice from any insurance company which has issued a policy with respect to the Mortgaged Properties or from any State Board of Fire Underwriters (or any other body exercising similar functions) requiring the performance of any repairs, alterations or other work, which repairs, alterations or other work have not been completed at the Mortgaged Properties. Neither Borrower nor Equity Member nor Arden REIT has received any notice of default or breach which has not been cured under any covenant, condition, restriction, right-of-way, reciprocal easement agreement or other easement or agreement affecting the Mortgaged Properties which is to be performed or complied with by it.

        3.21.  COMPLIANCE WITH LAWS

               Borrower and each Mortgaged Property is in compliance with all Laws, except for such non-compliance as would not reasonably be expected, singly or in the aggregate, to materially and adversely affect any Mortgaged Property or the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower.

        3.22.  COMPLIANCE WITH ENVIRONMENTAL LAWS

               To the best of Borrower's knowledge, each of the Mortgaged Properties is in compliance in all material respects with, all applicable Environmental Laws, except for such matters as may be described in the reports listed on SCHEDULE 3.22 and in reports previously delivered to Lender. There are not pending (and, to the best of Borrower's knowledge, there are not threatened), any actions, suits, claims, legal proceedings or any other proceedings claiming or involving the presence on, at or under the Mortgaged Properties, or any part thereof, of any Hazardous Materials (other than Hazardous Materials in quantities customary in operations similar to the operation of the Mortgaged Properties that are contained, stored and used in compliance in all material respects with applicable Environmental Laws or claiming violation of Environmental Laws relating to the Mortgaged Properties or any part thereof, and neither Borrower nor Arden REIT has received, directly or indirectly, formal or informal notice of any complaint, order directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority or any other person or entity relating to the foregoing.

        3.23.  CONCERNING MORTGAGED PROPERTIES; FINANCIAL STATEMENTS

               (a) All certifications, permits, licenses and approvals required for the legal use, occupancy and operation of each Mortgaged Property as used immediately prior to the transfer of such Mortgaged Property to Borrower including any applicable certificate of completion and occupancy permit, have been obtained and are in full force and effect; (b) Engineering Surveys have been performed by a surveyor or registered professional engineer duly licensed in the jurisdictions in which the Mortgaged Properties are situated for each of the Mortgaged Properties and, except as set forth in the Engineering Surveys or in reports previously delivered by Borrower to Lender, the Mortgaged Properties and other Improvements are in sound condition and repair and neither Borrower nor Equity Member has knowledge that any such Engineering Survey contains any material inaccuracy or omission; (c) there are no proceedings pending or, to the best of Borrower's or Equity Member's knowledge, threatened for the total or partial condemnation of or affecting, any Mortgaged Property; (d) the Mortgaged Properties are not subject to any leases, licenses or other use or occupancy agreements other than the Leases, and leases of Building Equipment described on
SCHEDULE 3.23B; (e) other than the tenants pursuant to the Leases, no Person has any possessory interest in any Mortgaged Property or right to occupy any portion thereof except under and pursuant to the provisions of the Leases; (f) Borrower does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Borrower and which, in Borrower's opinion, are reasonably likely to result in a material adverse effect on the Mortgaged Properties or the operation thereof, except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein; (g) since the last date of such financial statements, (i) Borrower has not entered into any material transaction or incurred any material liability or obligation, contingent or otherwise, other than in the ordinary course of business, except as disclosed to Lender and (ii) there has not been any material adverse change in the condition (financial or otherwise), business, net worth or results of operations of Borrower or the condition (financial or otherwise) of the Mortgaged Properties; and (h) no Mortgaged Property is located in a flood hazard area as defined by the Federal Insurance Administration.

        3.24.  ACCESS

               Each Mortgaged Property has access and is contiguous to publicly dedicated streets, roads or highways, or if not so contiguous, access to and from each Mortgaged Property and publicly dedicated streets, roads or highways is available through private lands pursuant to valid, perpetual, enforceable and recorded public or private easements or rights-of-way; and pedestrian and vehicular access to and from each Mortgaged Property via the easements or rights-of-way is not limited or restricted in any unreasonable manner.

        3.25.  NO LIENS

               There are no Liens of any type with respect to any of the Mortgaged Properties, except the Liens created by the Loan Documents and the Permitted Liens. There has been no construction or other activities at any of the Mortgaged Properties within such periods of time as would permit the imposition of any mechanics' or materialmen's Liens on any of the Mortgaged Properties except as set forth on SCHEDULE 3.25.

        3.26.  ACCURACY OF INFORMATION

               To the best knowledge of Borrower and Equity Member, neither the Loan Documents nor any document, agreements, instrument, schedule, certificates, statements, or cash flow schedules (collectively, the "BORROWER DOCUMENTS") furnished by Borrower, Arden OP or Arden REIT to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Since the furnishing of the Borrower Documents, there has been no change nor any development or event involving a prospective change known to Borrower or Equity Member which would render any of the Borrower Documents untrue or misleading in any material respect.

        3.27.  MORTGAGE AND SECURITY INTERESTS

               When executed and delivered, and, if necessary under applicable laws, recorded, the Mortgage will create valid mortgage, deed of trust, or similar Liens upon the Mortgaged Properties, the Land underlying them and the Improvements and valid security interests in the fixtures located thereon, and the Mortgage and accompanying financing statements (if any) will be recorded and filed in such places as may be required and, where appropriate, applicable mortgage, transfer, recording and UCC taxes and fees will be paid, such that the Mortgage will constitute valid first priority mortgage, deed of trust, or similar Liens on the Land and Mortgaged Properties and will create valid perfected first priority security interests of record with respect to the respective Mortgaged Property and related Collateral (except Collateral as to which a security interest cannot be created and perfected by a Mortgage or the filing of a financing statement under the U.C.C.), subject only to the Permitted Liens.

               When executed and delivered, and, if necessary under applicable laws, when appropriate filings of financing statements are made, the Security Agreement by and between Borrower and Lender will create valid first priority security interests with respect to the Collateral named therein, which security interests shall be perfected to the extent that security interests in such Collateral can be perfected by the filing of a financing statement under the U.C.C.

        3.28.  ASSIGNMENT OF LEASES AND RENTS

               When executed and delivered by Borrower and the other parties thereto, the Assignment of Leases and Rents will create a valid assignment of the Collateral described therein. The Assignment of Leases and Rents, and accompanying financing statements (if any) will be recorded by the Title Company and filed in such places as may be required so that all such documents will create valid assignments of record with respect to the Collateral described therein, subject only to the Permitted Liens.

        3.29.  FOREIGN PERSON

               Borrower is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986 and any regulations promulgated thereunder (including temporary or proposed regulations).

        3.30.  NO DEFAULTS

               No Default or Event of Default exists hereunder or under the other Loan Documents.

        3.31.  NO FRAUDULENT CONVEYANCE

               Borrower (i) is entering into this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in good faith and with no actual intent to disturb, hinder, delay, or defraud any present or future creditor of Borrower, Equity Member or any other Person, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the transactions contemplated by the Loan Documents, the fair salable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities known to Borrower. The fair salable value of Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities known to the Borrower or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

4.      CLOSING; CONDITIONS PRECEDENT

               The Loan shall be made at a closing (the "CLOSING") on a date (the "CLOSING DATE") that coincides with the closing of the transactions contemplated by the Contribution Agreement. Without limiting the foregoing, the obligation of Lender to make the Loan to Borrower and to proceed with the Closing is subject to the satisfaction on or before the Closing Date of each and all of the following conditions (and the occurrence of the Closing shall be conclusive evidence that all such conditions have been satisfied in full or knowingly waived):

        4.1.   REPRESENTATIONS, WARRANTIES AND COVENANTS

               The representations and warranties of Borrower and Equity Member made in this Agreement or in any other Loan Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, with the same effect as if such representations and warranties were made on the Closing Date. As of the Closing Date, Borrower shall each have performed and complied in all material respects with all covenants and agreements required by this Agreement or by any other Loan Document to be performed or complied with by Borrower as of such date.

        4.2.   BORROWER'S ACTIONS

               Borrower shall have taken all actions under the laws of any state having jurisdiction over Borrower necessary to effectuate the transactions contemplated by this Agreement and by the other Loan Documents.

        4.3.   DELIVERY OF DOCUMENTS

               The Borrower shall have delivered to the Lender the following documents, instruments and agreements, each of which shall be in form and substance reasonably satisfactory to the Lender:

               4.3.1.

               All Loan Documents, fully executed by the Borrower and, as applicable, Equity Member, including the following;

                      (i)    This Agreement;

                      (ii)   The Mortgage Note;

                      (iii)  The Mortgage;

                      (iv)   The Environmental Indemnity Agreement;

                      (v) The Collateral Assignment of Management Agreement (and the Manager's consent to same);

                      (vi)   The Security Agreement;

                      (vii)  The Assignment of Leases and Rents; and

                      (viii) The Cooperation Agreement;

               4.3.2.

               Mortgagee's forms of title insurance policies (each a "TITLE INSURANCE POLICY" and, collectively, the "TITLE INSURANCE POLICIES"), or marked-up commitments evidencing such policies, each in form and content reasonably acceptable to the Lender, and each in an amount not less than the Allocated Loan Amount applicable to the particular Mortgaged Property (as specified in SCHEDULE 1.1 attached hereto), with premiums fully paid, insuring that (i) each Mortgage constitutes a valid first priority mortgage or similar lien on, and security interest in, the Land and the Improvements and all rights appurtenant thereto described therein, in each case free and clear of all defects and encumbrances other than as set forth in SCHEDULE B to the applicable Title Insurance Policy, and containing, to the extent such coverage is available in the state in which the particular Mortgaged Property is located, (A) full coverage (by affirmative insurance) against liens of mechanics, materialmen, laborers, and any other Persons who might claim statutory or other common law liens relating to services performed prior to Closing; (B) no survey exceptions other than those set forth in SCHEDULE B to each Title Insurance Policy; (C) such other endorsements as the Lender may deem reasonably necessary to insure that any off-site easements benefiting any of the Mortgaged Properties are valid and enforceable in accordance with their terms; (D) a "tie-in" endorsement aggregating the insurance amount indicated for the applicable Mortgaged Property with the amounts indicated for other Mortgaged Properties; and (E) such other endorsements as are required by Lender. Such Title Insurance Policies shall be issued by Commonwealth Land Title Insurance Company or any other nationally recognized title insurance company (the "TITLE COMPANY") reasonably satisfactory to Lender.

               4.3.3.

               Evidence reasonably satisfactory to the Lender that the requirements set forth in SECTION 8.1 and SECTION 8.3 hereof have been complied with and that all policies of insurance required by SECTION 8.1 and SECTION 8.3 are in full force and effect;

               4.3.4.

               Evidence reasonably satisfactory to Lender that funds necessary to pay all taxes related to the Mortgage and all other recording and filing fees and other expenses necessary in connection with the recordation of the Mortgage and the perfection of the security interests under all of the other Security Documents have been paid to the Title Company, or to other Persons reasonably satisfactory to the Lender, for payment to the applicable taxing authorities or recording officials;

               4.3.5.

               A certificate of Borrower, dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto is a true and complete copy of the LLC Agreement, together with all amendments thereto, (ii) the LLC Agreement has not been amended since the date of the last amendment attached to the certificate, and (iii) the LLC Agreement is in full force and effect;

               4.3.6. [INTENTIONALLY DELETED]

               4.3.7.

               A certified copy of the certificate of formation of Borrower, certified as of a date no more than two weeks prior to the Closing Date by the Delaware Secretary of State as being a true and complete copy of such certificate as on file in such state, and a certificate of a duly authorized officer of Borrower, dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto are true and complete copies of the Borrower's certificate of formation, together with all amendments thereto, (ii) the certificate of formation has not been amended since the date of the last amendment attached to the certificate, and (iii) the certificate of formation is in full force and effect;

               4.3.8.

               A certified copy of the articles of incorporation of Arden REIT, certified as of a date no more than two weeks before the Closing Date by the Maryland State Department of Assessments and Taxation as being a true and complete copy of such articles as on file in such State, and a certificate of a duly authorized officer of Arden REIT, dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto is a true and complete copy of such company's articles of incorporation, together with all amendments thereto, (ii) attached thereto is a true and complete copy of such company's bylaws, together with all amendments thereto,
(iii) such organizational documents and bylaws have not been amended since the date of the last amendment attached to the certificate, (iv) such organizational documents and bylaws are in full force and effect, and (v) attached thereto are currently effective resolutions of the board of directors of such company authorizing the consummation of the transactions contemplated hereby by Arden REIT on its own behalf and as the sole general partner of Arden OP;

               4.3.9.

               A certified copy of the certificate of limited partnership of Arden OP, certified as of a date no more than two weeks prior to the Closing Date by the Maryland State Department of Assessments and Taxation as being a true and complete copy of such certificate as on file in such state, and a certificate of a duly authorized office or Arden REIT, as sole general partner of Arden OP, dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto are true and complete copies of Arden OP's limited partnership agreement and certificate of limited partnership, together with all amendments thereto, (ii) the limited partnership agreement has not been amended since the date of the last amendment attached to the certificate, and (iii) the limited partnership agreement is in full force and effect.


               4.3.10.

               Original fictitious name certificates, certificates of existence and, if available, certificates of good standing for Borrower and Equity Member from the Secretary of State's office (or equivalent) of their respective jurisdictions of organization, as well as certificates of qualification to transact business in California, for Borrower and Equity Member from the Secretary of State for the State of California, each dated as of a date recent to the Closing Date.

               4.3.11.

               Certificates of each of Borrower and Manager, each dated as of the Closing Date (together with copies of the documents referred to therein) certifying that: (i) attached thereto is a true and complete copy of the Management Agreement, together with all amendments thereto, (ii) the Management Agreement has not been amended since the date of the last amendment attached to the certificate, (iii) the Management Agreement is in full force and effect,
(iv) no notice of default under the Management Agreement has been given or received by such party, and neither such party nor, to the best knowledge of such party, the other party is in default with respect to any obligation under the Management Agreement, and
(v) such party does not claim to have any defense, counterclaim or right of offset with respect to any of its obligations under the Management Agreement.

               4.3.12.

               As-built surveys for each Mortgaged Property that conform to the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and that meet the accuracy standards of an Urban Land Survey, each such survey to be prepared by a surveyor registered in California, and to contain a certificate from such surveyor to Lender and the Title Company, dated within ninety (90) days immediately preceding the Closing Date, in form and content reasonably acceptable to Lender and the Title Company. Each survey shall show (i) the boundaries of the applicable Land, (ii) the location and dimension of all Improvements located on the Land, (iii) the location and identity of all visible or recorded easements and rights-of-way across or serving the Land, (iv) that the Improvements comply with all setback requirements and zoning restrictions, except for violations that do not materially adversely affect the Mortgaged Properties or as to which Lender is affirmatively insured under the applicable Title Insurance Policy, (v) that the Improvements do not encroach on adjoining property or on any easement or right of way, except for encroachments that do not materially adversely affect the Mortgaged Properties or as to which Lender is affirmatively insured under the applicable Title Insurance Policy, (vi) that there are no encroachments on the Land, except for encroachments that do not materially adversely affect the Mortgaged Properties or as to which Lender is affirmatively insured under the applicable Title Insurance Policy, (vii) that the Land is not located within any flood plain area (unless flood insurance reasonably satisfactory to Lender is provided), and (viii) any other matters that Lender may reasonably require;

               4.3.13.

               A report of the Title Company or a professional records-search firm stating that a search of the public records in each state and county in which a Mortgaged Property is located, disclosed no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements, that affect any Mortgaged Property or Land or any other Collateral assigned or pledged to Lender, except such matters as may be listed in such report, and such matters must be reasonably acceptable to Lender;

               4.3.14.

               A copy of the certificate of occupancy for each Mortgaged Property and the Improvements located on each parcel of Land, or evidence satisfactory to Lender that no certificate of occupancy is required by applicable Laws, and a copy of all licenses and permits required for the legal operation of each Mortgaged Property and all other Improvements located on each parcel of Land, or evidence satisfactory to Lender that no other licenses or permits are required by applicable Laws or that the absence of particular licenses or permits will not have a materially adverse effect on the business, properties, prospects, assets or condition (financial or otherwise) of the Mortgaged Property;

               4.3.15.

               The Engineering Surveys for all of the Mortgaged Properties, which shall show that no material defects or conditions affect any of the Mortgaged Properties.

               4.3.16.

               Seismic studies showing probable maximum loss with respect to each Mortgaged Property;

               4.3.17.

               Current reports prepared by an environmental surveying firm reasonably satisfactory to Lender and in form and scope reasonably satisfactory to Lender;

               4.3.19.

               Estoppel certificates, in form and content substantially in accordance with the form attached hereto as EXHIBIT C, from (i) each tenant of each Mortgaged Property that accounted for more than five percent (5%) of the gross rents from such Mortgaged Property during the most recently completed four full Accounting Quarters and (ii) tenants of each Mortgaged Property that accounted, in the aggregate, for at least seventy-five percent (75%) of the gross rents from such Mortgaged Property for the most recently completed four full Accounting Quarters;

               4.3.20.

               Letters from the holders of the Existing Debt showing the amounts necessary to pay such indebtedness in full as of the Closing Date, together with evidence that the Title Company has received into escrow from such holders all instruments of release, in recordable form, necessary to release any Liens securing such debt immediately following the Closing;

               4.3.21.

               The Management Agreement duly executed by Borrower and Manager.

        4.4.   EVIDENCE OF AUTHORIZATION; RELATED DOCUMENTS

               Lender shall also have received:

               4.4.1.

               A certificate of the corporate secretaries of Borrower, Arden REIT and the Manager certifying as to the incumbency and genuine signature of each officer of such corporation executing any of the Loan Documents or other statements, reports, certificates and documents called for by the terms of the Loan Documents and who will otherwise act under the Loan Documents for and on behalf of Borrower or any such entity, including specimen signatures of each individual that will be signing any of the Loan Documents on behalf of Borrower or Manager, which specimen signatures shall be certified by an appropriate officer to be a true specimen thereof (and the signature, authority and incumbency of the certifying officer shall be similarly certified).

               4.4.2.

               One or more written opinions addressed to Lender, dated as of the Closing Date, from Latham & Watkins, special counsel to Borrower, and from Richards, Layton & Finger, special Delaware counsel to Borrower, in form and substance reasonably acceptable to Lender;

               4.4.3.

               One or more written opinions addressed to Lender, dated as of the Closing Date, from Ballard, Spahr, Andrews & Ingersoll, special Maryland counsel to Equity Member and Arden REIT, in form and substance acceptable to Lender.

        4.5.   CLOSING CERTIFICATE

               The Lender shall have received a certificate of Borrower signed by a duly authorized officer of Borrower, dated as of even date herewith, stating that:

               (i) The representations and warranties of Borrower and Equity Member contained in each of the Loan Documents to which Borrower or Equity Member is a party, and in all certificates, documents and instruments delivered by Borrower or Equity Member pursuant to the Loan Documents are true and correct in all material respects on and as of the Closing Date; and

               (ii) All conditions precedent to be performed by the Borrower or Equity Member have been satisfied as of the Closing Date.

        4.6.   MANAGEMENT AGREEMENT

               The Management Agreement shall be in full force and effect.

        4.7.   EXISTING DEBT

               All actions necessary to repay the Existing Debt, and to release all mortgages or other Liens relating thereto, shall have been taken, and Lender shall have received evidence reasonably satisfactory to the Lender to that effect.

        4.8.   PAYMENT OF LENDER COSTS AND ORIGINATION FEE

               Borrower shall pay at the Closing, (i) the Origination Fee and
(ii) all Lender Costs, the amounts of which are known to the Lender at such time. In the event that the amounts paid or withheld by Lender at the Closing are insufficient to pay all such Lender Costs, Borrower shall promptly, upon demand, provide additional funds to Lender to pay such Lender Costs.

        4.9.   INDEPENDENT MANAGER

               Borrower shall have at least one Independent Manager.

        4.10.  TI RESERVE REQUIREMENT

               An amount at least equal to the TI Reserve Requirement shall have been deposited in the TI Reserve Account.


5.      AFFIRMATIVE COVENANTS

               Borrower agrees that, so long as any amount of principal, interest, Yield Maintenance Payment, or any other charges relating to the Loan shall be outstanding, or so long as there exist any other charges owing on or under this Agreement, the Mortgage Note, or any other Loan Document, Borrower shall comply with all of the following:

        5.1.   TIMELY PAYMENT OF AMOUNTS DUE

               Borrower shall duly pay or cause to be paid, when due, the principal of, interest on, Yield Maintenance Payments, if any, and other amounts payable under or in connection with this Agreement, the Mortgage Note and each other Loan Document in accordance with the terms hereof and thereof, at the times and places and in the manner provided herein or therein.

        5.2.   PROCEEDS OF THE LOAN

               Borrower shall apply the Loan Amount solely for the purposes set forth in SECTION 2.3 hereof.

        5.3.   MANAGEMENT AGREEMENT

               5.3.1.

               Borrower shall duly and punctually pay all sums required to be paid by Borrower under the Management Agreement and otherwise perform in all material respects the obligations contemplated to be performed by it under the Management Agreement, subject to the provisions of the Collateral Assignment of Management Agreement, and will, with due diligence and in a reasonable and prudent manner, enforce its rights under the Management Agreement to the extent failure to perform or protect its rights thereunder might materially and adversely affect the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower. Without limiting the foregoing, Borrower agrees that:

               (a) Borrower shall at all times promptly and faithfully keep, perform and comply with, or cause to be kept, performed and complied with, prior to the expiration of any applicable grace period, the provisions of the Management Agreement to be complied with by it.

               (b) Borrower shall give Lender prompt notice of any notice of default given to or received from the Manager under the Management Agreement, which notice shall include a copy of such notice whether or not Lender may be entitled to such notice directly from the Manager. Borrower shall promptly furnish to Lender upon Lender's reasonable request any and all information concerning the performance by it of the provisions of the Management Agreement and shall permit Lender or its representative at all reasonable times to make investigation or examination concerning the performance by it of the provisions of the Management Agreement. Within ten (10) days after receipt by Borrower, Borrower shall deliver to Lender a copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Management Agreement which may materially concern or affect the rights of Borrower under the Management Agreement.

               (c) If any legal action or proceeding shall be instituted to terminate the Management Agreement, or for any other purpose materially affecting the Management Agreement, Borrower will, promptly upon service thereof on or to it, deliver to Lender a copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings and papers, however designated, served in any such action or proceeding. Borrower will consult with Lender before instituting suit against the Manager.

               (d) Notwithstanding any other provision of this Agreement, of the Management Agreement, if Borrower shall fail so to do, Lender may (but shall not be obligated to) take any such action as Lender reasonably deems required to prevent, mitigate or cure, in whole or in part, any default by Borrower under the Management Agreement, and upon the receipt by Lender from Borrower or the Manager, of any written notice of default by Borrower under the Management Agreement, Lender may rely thereon, and such notice shall constitute full authority and protection to Lender for any action taken by the Lender or its agents in good faith reliance thereon. All expenses, including reasonable attorneys' fees, incurred by Lender to prevent, mitigate or cure any such default, or to sustain the Lien of Lender on or security interest in the Management Agreement or the applicable Mortgaged Property, or the priority thereof, together with interest thereon at the Default Interest Rate, shall be deemed secured by the Security Documents and shall be payable within fifteen (15) days after demand. Nothing in this paragraph
        (d) shall limit Borrower's right under the Management Agreement to contest issues concerning requirements of law or other similar matters to the extent permitted by the Management Agreement. Without limiting the foregoing, Lender shall, upon ten (10) days prior written notice to Borrower (except in the case of an emergency) have the absolute and immediate right (but shall not be obligated) to enter in and upon the Mortgaged Properties or any part thereof to such extent and as often as Lender, in its reasonable judgment, deems necessary or desirable to prevent or cure any such default or condition reasonably believed by Lender to constitute a material default by Borrower.

               (e) Borrower shall give Lender prompt notice of the commencement of, and consult with Lender in connection with the conduct of, any arbitration or appraisal proceeding under and pursuant to the provisions of the Management Agreement.

               (f) Borrower shall do, or cause to be done, all things necessary to preserve and keep unimpaired its rights under the Management Agreement and its rights and will enforce the obligations of the Manager under the Management Agreement to the end that it may enjoy all of the rights granted to it thereunder.

               5.3.2. SUBSTITUTE MANAGER

               Notwithstanding the foregoing SECTION 5.3.1, Borrower may replace the Manager and designate and retain a substitute manager for all (but not less than all) of the Mortgaged Properties on the following terms and conditions:

               (i) no Default or Event of Default shall have occurred and be continuing;

               (ii) the substitute manager shall either be (x) a manager that is an Affiliate of Arden REIT and in which Arden REIT owns directly or indirectly at least a seventy-five percent (75%) economic or beneficial interest or (y) a third party manager of recognized standing and experience in the management of office and industrial properties comparable to the Mortgaged Properties that is acceptable to Lender;

               (iii) Lender shall have approved the management agreement to be entered into between Borrower and the substitute manager;

               (iv) the fee payable to the substitute manager shall not exceed the five percent (5%) of the Gross Income from Operations from the Mortgaged Properties; and

               (v) if the Securitization has occurred, each of the Rating Agencies delivers to Lender a Rating Comfort Letter with respect thereto.

        5.4.   FINANCIAL AND OTHER INFORMATION

               Borrower shall furnish to Lender the Financial Statements, notices, and other items described below in this SECTION 5.4 (the "INFORMATION") at the times indicated. Whenever any Financial Statements, notice or other item shall be stated to be due on a day other than a Business Day, such Financial Statement, notice or other item shall be due on the next succeeding Business Day. All Financial Statements relating to earnings and expenses shall set forth separately, or otherwise identify all extraordinary and non-recurring items to the extent required by GAAP.

               5.4.1. QUARTERLY FINANCIAL STATEMENTS

               Borrower shall furnish to Lender, as soon as practicable, and in any event within thirty (30) days after the end of each Accounting Quarter (other than the last Accounting Quarter in any Fiscal Year), an unaudited consolidated balance sheet of Borrower as at the end of such Accounting Quarter and unaudited consolidated statement of income and expense of Borrower for each such Accounting Quarter, and for that part of the Fiscal Year to date, and an unaudited consolidated statement of cash flow of Borrower for that part of the Fiscal Year to date, all in the form that would be required of Borrower if Borrower were required to file quarterly reports with the SEC on Form 10-Q, setting forth in each case, in comparative form, the corresponding figures for the corresponding period(s) of the preceding Borrower Fiscal

Year, which statements shall, as a whole, fairly present the financial position of Borrower as at the end of the periods indicated and the results of the operations of Borrower for such periods and which shall be certified by an Authorized Accounting Officer as having been prepared under his or her supervision in accordance with GAAP, subject to year-end audit adjustments, and stating that such Authorized Accounting Officer knows of no facts inconsistent with such Financial Statements and that such Financial Statements, as a whole, fairly present the financial position of Borrower as of the end of the periods indicated and the results of the operations of Borrower for such periods. Any financial statements furnished pursuant to this Section shall be accompanied by a certificate of an Authorized Accounting Officer stating that, to his or her knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, the period of its existence, and the action that Borrower has taken or proposes to take with respect thereto.

               5.4.2. BORROWER'S ANNUAL FINANCIAL STATEMENTS

               Borrower shall furnish to Lender, as soon as practicable, and in any event within seventy-five (75) days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower as at the end of such Fiscal Year and a consolidated statement of income, partners' capital or deficit and consolidated cash flow of Borrower for such Fiscal Year, setting forth in each case, in comparative form, the corresponding figures for the preceding Fiscal Year, prepared in accordance with GAAP, and in the form that would be required of Borrower if Borrower were required to file annual reports with the SEC on Form 10-K. Such Financial Statements shall be accompanied by (A) (1) an audit report and opinion in respect of such Financial Statements of Ernst & Young or other "Big Six" independent certified public accounting firm selected by Borrower and reasonably acceptable to Lender, which report and opinion shall be unqualified as to the scope of the audit and reasonably satisfactory to Lender, and (2) the written statement of the accountants described in clause (1) that, in making the examination necessary for their report and opinion on such Financial Statements, they have obtained no knowledge of any condition, event or act that constitutes a Default or Event of Default, or, if such accountants shall have obtained such knowledge, a statement as to the nature and status thereof, and (B) a certificate of an Authorized Accounting Officer, stating that
(1) such Financial Statements have been prepared under his or her supervision in accordance with GAAP and that he or she knows of no facts inconsistent with such Financial Statements and (2) to his or her knowledge, no Default or Event of Default has occurred is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, the period of its existence, and the action that Borrower has taken or proposes to take with respect thereto.

               5.4.3. BUDGETS

               (a) For the partial year period commencing on the Anticipated Repayment Date, and for each Fiscal Year thereafter, Borrower shall submit to Lender for Lender's written approval the Annual Budget not later than thirty
(30) days prior to the commencement of such period or Fiscal Year. Such Annual Budget shall be in form and substance reasonably satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and monthly operating and other expenses for the Mortgaged

Properties, including all planned capital expenditures in respect of the Mortgaged Properties for such period or Fiscal Year. Each such Annual Budget approved by Lender shall hereinafter be referred to as an "APPROVED ANNUAL BUDGET". Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted from time to time to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

               (b) In the event that, after the Anticipated Repayment Date, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Annual Budget (each an "EXTRAORDINARY EXPENSE"), then the Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the Lender's approval.

               5.4.4. PROPERTY OPERATING STATISTICS

               Borrower shall furnish to Lender operating statements setting forth the Net Operating Income and occupancy statements for each Mortgaged Property for each calendar month together with rent rolls (which rent rolls shall contain the same information as the rent rolls provided by Borrower to Lender in connection with the Closing) within fifteen (15) days following the end of such calendar month in each case certified as true and correct by an Authorized Accounting Officer and accompanied by a calculation of the Debt Service Coverage Ratio as of the end of such calendar month.

               5.4.5. CERTIFICATES REGARDING DEFAULTS

               Within five (5) Business Days after any officer of Borrower obtains knowledge of any Default or Event of Default, Borrower shall furnish to Lender a statement of such officer specifying the nature of such Default or Event of Default, the period of existence thereof, and the action that Borrower has taken or proposes to take with respect thereto.

               5.4.6. PROPOSED AMENDMENTS TO LLC AGREEMENT

               Not less than ten (10) days prior to the execution thereof, Borrower shall furnish to Lender a true and complete copy of any proposed amendment to the LLC Agreement, which proposed amendments shall be subject to the provisions of SECTION 6.5.1 hereof.

               5.4.7. ENVIRONMENTAL CONDITIONS

               Within five (5) Business Days after any officer of Borrower obtains knowledge of or discovers any occurrence or condition on any real property adjoining or in the vicinity of any Mortgaged Property that might reasonably be expected to cause such Mortgaged Property or the Land on which it is located to be subject to any investigation or cleanup pursuant to any Environmental Law which could reasonably be expected to lead or result in a material adverse effect upon the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower or any Mortgaged Property, Borrower shall furnish to Lender written notice thereof describing the nature thereof and the actions, if any, that Borrower proposes to take to address it.

               5.4.8. EVIDENCE OF TAX PAYMENTS

               Concurrently with the delivery of Financial Statements required by SECTIONS 5.4.1 and 5.4.2, Borrower shall provide to Lender evidence of the payment of all real estate taxes that were due and payable on the Mortgaged Properties during the preceding Accounting Quarter.

        5.5.   MAINTENANCE OF EXISTENCE, ETC.

               At all times (a) maintain its principal place of business, principal office, and office where it keeps its records and other documents and instruments, relating to the Mortgaged Properties (except for certain records, documents and instruments kept at the Mortgaged Properties) at its address set forth in SECTION 12.3 hereof or such other address of which Lender may be given written notice not less than thirty (30) days prior to the date on which a change of location is to occur; (b) obtain and maintain in full force and effect all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings, if any, with, any governmental or administrative board, body, commission, authority, bureau, or agency necessary (i) in connection with the execution and delivery of this Agreement, the Mortgage Note, and the other Loan Documents, the consummation of the transactions contemplated herein or therein, and the performance of or compliance with the terms and conditions thereof, or
(ii) to ensure the legality, validity and enforceability hereof or thereof; and
(c) maintain in effect its existence pursuant to the LLC Agreement and cause Equity Member to (x) maintain its partnership existence in effect and in good standing and (y) comply with all requirements of Law material to the conduct of its business (including continuing to be qualified to engage in business in each jurisdiction where such qualification is required) and the performance of the obligations of Borrower or Equity Member under the Loan Documents to which Borrower or Equity Member is a party.

        5.6.   COMPLIANCE WITH APPLICABLE LAWS

               Comply in all material respects with all requirements of Law applicable to the conduct of its business (including continuing to be registered or qualified to do business in each jurisdiction where such registration or qualification is required), the operation of the Mortgaged Properties, and the performance of the obligations of Borrower under the Loan Documents to which Borrower is a party, including Environmental Laws, rules, regulations and orders of any governmental authority.

        5.7.   MAINTENANCE OF BOOKS; INSPECTION OF PROPERTIES AND BOOKS

               Keep and maintain adequate and proper records and books of account, in which complete entries are made in accordance with GAAP and in accordance with all applicable laws and regulations, and permit authorized representatives of Lender to discuss the business, operations, prospects, assets, properties and condition (financial or otherwise) of Borrower with its officers and employees and, at reasonable times and on reasonable notice (except during the existence of an Event of Default, in which case no notice shall be required) to examine its books of account and other records and make copies thereof or extracts therefrom, all at such reasonable times as Lender may request.

        5.8.   NOTICE OF LITIGATION; DISPUTES

               Give written notice to Lender within five (5) Business Days after learning of:

                      (i) Any action, suit or proceeding instituted against Borrower or any action, suit or proceeding instituted by Borrower in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), or any such proceedings threatened against Borrower (including (i) any proceeding initiated by any party with respect to the presence or release, or alleged presence or release, of any Hazardous Materials at, on, under, from or about any Mortgaged Property or the Land on which any Mortgaged Property is located and (ii) any claim made or threatened by any third party against Borrower or any such Mortgaged Property or Land relating to any loss or injury resulting from any Hazardous Materials) an adverse determination of which could reasonably be expected to lead to or result in a material adverse effect upon the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower or any Mortgaged Property, in each case containing the details thereof;

                      (ii) The filing, recording or assessment of any Federal, state or local tax lien against it, or any of its assets, an adverse determination of which could reasonably be expected to lead to or result in a material adverse effect upon the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower or any Mortgaged Property;

                      (iii) Any dispute between Borrower and any Governmental Authority or other Person which, if adversely determined, could reasonably be expected to materially interfere with the normal business operations of Borrower or any Mortgaged Property.

               Borrower shall permit Lender to join and participate as a party, if Lender so elects, in any legal proceedings or actions initiated with respect to any Mortgaged Property or the Land on which any Mortgaged Property is located in connection with any Environmental Law or Hazardous Materials.

        5.9.   MORTGAGED PROPERTY OPERATIONS; MAINTENANCE

               At all times, (a) conduct continuously and operate actively its business at the Mortgaged Properties (subject to temporary cessation of, or other limitations on, its activities due to strikes, lockouts, casualties, events of Force Majeure, or other causes beyond the reasonable control of Borrower, provided prompt written notice thereof is given to Lender); (b) keep in full force and effect and existence all rights, licenses, permits and franchises required for the use or operation of the Mortgaged Properties; (c) maintain the Mortgaged Properties in good and clean order and condition such that the utility and operation of the Mortgaged Properties will not be affected in any material and adverse respect, subject to ordinary wear and tear and damage caused by fire or other casualty; (d) make or cause to be made all necessary or appropriate repairs, replacements and renewals to the Mortgaged Properties in the manner and within the periods required by the Management Agreement and the applicable Mortgage; and (iii) not commit or permit any waste to the Mortgaged Properties or any part thereof.

        5.10.  SEPARATE EXISTENCE

               Borrower is familiar with all of the criteria of the Rating Agencies required to qualify as a special-purpose bankruptcy-remote entity and Borrower shall preserve and keep in full force and effect its existence as a Single Purpose Entity. Borrower shall (i) maintain its books and records and bank accounts separate from any other person or entity (except that, for accounting and reporting purposes, Borrower may be included in the consolidated financial statements of Arden REIT in accordance with generally accepted accounting principles); (ii) maintain an arm's length relationship with its members, Affiliates and any other party furnishing services to it; (iii) maintain its books, records, resolutions and agreements as official records;
(iv) conduct its business in its own name and through its own authorized officers and agents; (v) prepare and maintain its financial statements, accounting records and other limited liability company or corporation documents separate from those of any other Person (except for inclusion of Borrower in consolidated financial statements of Arden REIT); (vi) pay its own liabilities out of its own funds and other assets; (vii) observe all limited liability company formalities necessary to maintain its identity as an entity separate and distinct from Arden REIT, Arden OP and all other Affiliates; (viii) participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities;
(ix) use its own stationery, invoices and checks (except when acting in a representative capacity); (x) hold and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person (except for inclusion of Borrower in consolidated financial statements of Arden REIT); (xi) comply, with the provisions of its certificate of formation and LLC Agreement, and the laws of its jurisdiction of organization relating to limited liability companies; (xii) at all times continue to be, adequately capitalized in light of the nature of its business; and (xiii) hold its assets in its own name. Borrower shall comply with all of the assumptions set forth in the Substantive Non-Consolidation Opinion delivered by Borrower's counsel at Closing.

        5.11.  CASH MANAGEMENT

               Borrower will comply with, and will direct the Manager to comply with, the provisions of SCHEDULE 5.11 hereto, which shall govern the collection and application of Operating Income, Awards, and Insurance Proceeds and the administration of the TI Reserve Account, the Environmental Reserve Account, the Cash Collateral Account, and the Lockbox Account. Lender agrees that it shall administer the Cash Collateral Account, the TI Reserve Account, the Environmental Reserve Account and the Lockbox Account in accordance with the provisions of SCHEDULE 5.11 hereto.

        5.12.  INDEPENDENT MANAGER

               Borrower shall have an Independent Manager acceptable to Lender at all times, or if the Independent Manager has resigned or otherwise is no longer the Special Member of Borrower, Borrower shall not take any action which may not be taken pursuant to the organizational documents of Borrower without the consent of the Independent Manager, until such new Independent Manager shall have been appointed as Independent Manager of Borrower and admitted to Borrower as the Special Member.

        5.13.  TI RESERVE REQUIREMENT

               (a) If, at any time, the amount on deposit in the TI Reserve Account is less than the TI Reserve Requirement, the Excess Cash Flow for each Accounting Period shall be deposited into the TI Reserve Account until the amount on deposit in the TI Reserve Account equals the TI Reserve Requirement (provided, that following the occurrence of a Lockbox Event, any deficiency in the TI Reserve Account shall be paid pursuant to Section 4.4 of the Cash Management Procedures).

               (b) Borrower shall not make any distributions to its Members at any time that the amount on deposit in the TI Reserve Account is less than the TI Reserve Requirement.

        5.14.  REPAIR EXPENDITURES

               Not later than June 8 1999, Borrower shall have expended for repairs at each Mortgaged Property at least the amount set forth next to the name of each Mortgaged Property on SCHEDULE 5.14 hereto; provided, in the event for any of the Mortgaged Properties Borrower shall have failed to expend at least the amount for such Mortgaged Property set forth on SCHEDULE 5.14 on or before June 8, 1999, Borrower, if then requested by Lender, shall deposit any deficiency with Lender. Lender shall establish an account into which any such deficiencies shall be deposited; such account shall be an Eligible Account and shall otherwise be similar to Accounts established pursuant to the Cash Management Procedures; such account shall be in the name of Lender, under the sole dominion and control of Lender and shall be pledged to Lender as additional security for the obligations of Borrower under the Loan Documents. The amount deposited by Borrower in such account for a particular Mortgaged Property shall be released to Borrower upon presentation by Borrower to Lender of evidence that Borrower has expended at least the amount of the deficiency for repairs at such Mortgaged Property (which amount shall be released only so long as no Event of Default shall have occurred and be continuing).

6.      NEGATIVE COVENANTS

               Borrower agrees that, so long as this Agreement shall remain in effect, or so long as there exists any principal, interest or Yield Maintenance Payment due or outstanding under the Mortgage Note, or any other unpaid charges or amounts under this Agreement or under any other Loan Document, then:

        6.1.   LIMITATION ON INDEBTEDNESS

               Borrower shall not incur, create or assume any Indebtedness of any kind, provided that Borrower may incur, create or assume any Permitted Debt.

        6.2.   LIMITATION ON LIENS

               Borrower shall not create, assume or suffer to exist, any Lien of any kind, upon any of its properties, assets or Collateral, whether now owned or hereafter acquired, except Permitted Liens.

               In the event Borrower contests the payment of a tax, assessment or other governmental charge or contests a landlords', mechanics', materialmen's, warehousemen's, carriers', or other like Lien, Borrower, prior to the commencement of such contest and prior to the date such payment would otherwise be due and payable, shall deposit with Lender (or, following the assignment contemplated by SECTION 9.1 hereof, deposit with the Servicer) an amount equal to one hundred twenty-five percent (125%) of the amount of the contested payment, to be held in a segregated subaccount of the Cash Collateral Account; provided, however, Borrower shall not be required to make such a deposit so long as the aggregate of all such Liens that Borrower is contesting without deposit is less than Fifty Thousand Dollars ($50,000). Upon the conclusion of such contest and upon written request by Borrower accompanied by supporting documentation, Lender (or the Servicer) shall disburse from the deposit made by Borrower with Lender (or the Servicer) any amounts required to be paid by Borrower and shall remit the excess to Borrower. Notwithstanding the foregoing, Lender (or the Servicer) may pay over to the appropriate Person any or all of the funds on deposit with Lender (or the Servicer) when, in Lender's (or the Servicer's) reasonable judgment, the entitlement of such Person to such funds is firmly established or if necessary to avoid the foreclosure of a Lien that secures the contested payment.

        6.3.   MERGER OR CONSOLIDATION; PERMITTED REORGANIZATION

               Borrower shall not be a party to any merger or consolidation.

        6.4.   SINGLE PURPOSE

               Borrower shall not engage in any business or operate for any purpose other than as set forth in the LLC Agreement as in effect on the date hereof and shall not have or create any subsidiaries. Borrower will not: (i) seek or consent to any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets; (ii) fail to correct any known misunderstanding regarding its separate identity; (iii) commingle its funds or other assets with those of any other Person; (iv) assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person (other than as permitted by the Loan Documents); (v) acquire obligations or securities of its members; (vi) pledge any of its assets for the benefit of any other Person other than Lender (except as permitted by the Loan Documents); (vii) make any loans to any other Person; (viii) identify its members or any of its Affiliates as a division or part of it (except for inclusion of the Borrower in consolidated financial statements of Arden REIT); (ix) engage (either as transferor or transferee) in any material transaction with any Affiliate other than for fair value and on terms similar to those obtainable in arms-length transactions with unaffiliated parties, or engage in any transaction with any Affiliate involving any intent to hinder, delay or defraud any entity; (x) engage in any business activity or operate for any purpose other than as stated in Section X of its LLC Agreement as in effect on the date hereof or (xi) without the consent of all its members and managers including the consent of an Independent Manager, file a bankruptcy or insolvency petition or otherwise institute bankruptcy proceedings. Borrower will not acquire any assets not related to the business and operation of the Mortgaged Properties.

        6.5.   AMENDMENTS TO AGREEMENTS

               6.5.1.

               Borrower shall not, without the consent of Lender, (i) amend, modify or alter the terms of the LLC Agreement, (ii) admit any additional members, (iii) cancel, release, terminate or surrender the Management Agreement, or permit any cancellation, release, termination or surrender of the Management Agreement or (iv) amend, modify or alter the terms of the Management Agreement in any material respect; provided that Borrower shall be entitled to cancel, release, terminate, surrender, amend, modify or alter the Management Agreement in connection with the replacement of the Manager if, before the date on which the Manager ceases to be the Manager of any Mortgaged Property, (a) Borrower causes such Mortgaged Property to come under management by a third party property manager in accordance with the provisions of clauses (i), (ii)(y),
(iii), (iv) and (v) of SECTION 5.3.2 above, (b) each of the Rating Agencies delivers to the Lender a Rating Comfort Letter with respect thereto.

               6.5.2.

               [INTENTIONALLY DELETED]

        6.6.   DISTRIBUTIONS

               Borrower shall make no distributions of cash or other assets to the Members if an Event of Default has occurred and is continuing.

        6.7.   PERMITTED TRANSFERS

               Borrower shall not transfer, pledge, hypothecate or assign any of the Mortgaged Properties except (a) to Lender or (b) in connection with the simultaneous Release of such Mortgaged Property pursuant to SECTION 2.7, SECTION 2.8, SECTION 2.9, SECTION 2.10 or SECTION 11 hereof.

7.      EVENTS OF DEFAULT

        7.1.   DEFAULT; AN EVENT OF DEFAULT

               The occurrence of any of the following events beyond any applicable notice and cure period set forth in this SECTION 7.1 shall be an "EVENT OF DEFAULT" hereunder (and the occurrence of any of the following which, with the giving of notice or the passage of time, or both, would become an Event of Default shall, prior to the giving of such notice or the passage of such time, be a "DEFAULT" hereunder).

               7.1.1.

               Borrower shall fail to pay, when due, any principal or interest on the Mortgage Note or any Yield Maintenance Payment or Defeasance Deposit that may be due.

               7.1.2.

               Borrower shall fail to pay, when due, any other amount due under or pursuant to the Mortgage Note, this Agreement, or any of the other Loan Documents (other than principal, interest, and any Yield Maintenance Payments or Defeasance Deposits).

               7.1.3.

               Borrower shall fail to perform or observe in any material and adverse respect any of the covenants and agreements of Borrower set forth in this Agreement, or any representation and warranty made by Borrower in this Agreement or in any of the other Loan Documents shall fail to have been true in any material and adverse respect when made and, in either case, such failure shall continue uncured for a period of more than (i) ten (10) days with respect to any failure or breach of covenant relating to the payment of taxes or the maintenance of insurance, or (ii) with respect to all other such failures or breaches, thirty (30) days following Borrower's receipt of written notice thereof from Lender; provided that with respect to clause (ii) above, it shall not be an Event of Default hereunder if (a) such failure is curable but is not reasonably capable of being cured within such thirty (30)-day period and Borrower shall have promptly commenced to cure such failure (including by consummation of a sale of the affected Mortgaged Properties and the payment of the applicable Release Price, Defeasance Deposit and Yield Maintenance Payment, if any) and thereafter shall diligently pursue such cure to completion, but in no event later than ninety (90) days after the date on which Borrower received such written notice from Lender.

               7.1.4.

               The Manager shall cease to be Manager of all of the Mortgaged Properties or the Management Agreement shall terminate with respect to one or more Mortgaged Properties, unless, before the date on which the Manager ceases to be the Manager of any such Mortgaged Property, or the Management Agreement terminates with respect to any such Mortgaged Property, (a) Borrower causes such Mortgaged Property to come under management by a third party property manager in accordance with clauses (i), (ii)(y), (iii), (iv) and (v) of SECTION 5.3.2, hereof, and (b) if the Securitization has occurred, each of the Rating Agencies delivers to Lender a Rating Comfort Letter with respect thereto.

               7.1.5.

               Borrower shall default in its payment of any Indebtedness with an aggregate principal amount in excess of $2,000,000.

               7.1.6.

               If at any one time there shall be any final nonappealable judgment or judgments rendered by any court or Governmental Authority not covered by insurance aggregating in excess of $5,000,000 against Borrower, which shall not have been satisfied, fully stayed or bonded within sixty (60) days after the entry thereof.

               7.1.7.

               Either of the following shall occur with respect to Borrower:

                      (a) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating Borrower as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of Borrower under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for Borrower, or any substantial part of the property of Borrower, or for the winding up or liquidation of the affairs of Borrower, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of sixty (60) days; or

                      (b) Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

               7.1.8.

               Unless Borrower causes all of the Mortgaged Properties to come under management by a third party manager in accordance with clauses (i),
(ii)(y), (iii), (iv) and (v) of SECTION 5.3.2 hereof, either of the following shall occur with respect to the Manager:

                      (a) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Manager as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Manager under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Manager, or any substantial part of the property of the Manager, or for the winding up or liquidation of the affairs of the Manager shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of sixty
               (60) days; or

                      (b) the Manager shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

               7.1.9.

               An Event of Default shall occur under any other Loan Document.

               7.1.10.

               If a Securitization has not yet occurred, Borrower shall default in a material respect under the Cooperation Agreement after the giving of any required notice and/or the expiration of any required cure period.

               7.1.11.

               The Special Member shall cease to be a member of Borrower or Borrower shall fail to have at least one member who is an Independent Manager, other than as a result of the resignation or removal of an Independent Manager, so long as Borrower is then diligently searching for a new Independent Manager.

               7.1.12.

               Borrower acquires any assets not related to the business and operation of the Mortgaged Properties (other than a direct or indirect interest in a residual class certificate issued pursuant to the Securitization).

               7.1.13. [INTENTIONALLY DELETED]

               7.1.14.

               Following the occurrence of a Lockbox Event, the willful failure of Borrower to instruct tenants of the Mortgaged Properties to make payments of Rents into the Lockbox Account or the failure of Borrower or Manager to deposit payments of Rents received by Borrower or Manager into the Lockbox Account promptly upon receipt thereof.

               7.1.15.

               In the event Borrower shall fail to perform or observe any of the covenants set forth in SECTION 5.10 or SECTION 6.4 hereof.

        7.2.   REMEDIES

               If an Event of Default shall have occurred and be continuing, Lender shall have the right, in its sole discretion, by written notice to Borrower (except upon the occurrence of an Event of Default under SECTION 7.1.7 affecting Borrower, in which case all principal and accrued interest thereon will be immediately due and payable on the Mortgage Note without any declaration or other act on the part of Lender) to take one or more of the following actions:

               7.2.1.

               To declare the principal of and all amounts accrued but unpaid under the Mortgage Note, this Agreement and the other Loan Documents, together with a Yield Maintenance Payment calculated in accordance with SECTION 2.11 hereof, to be immediately due and payable, and such amounts shall thereupon become immediately due and payable, without presentment, demand, protest or notice of any kind, other than any notice specifically required by this SECTION 7.2, all of which are hereby expressly waived by Borrower.

               7.2.2.

               Pursue such rights and remedies against Borrower, or otherwise, as are provided under and pursuant to this Agreement, the Mortgage or any of the other Loan Documents and as may be available to the Lender at law or in equity.

               7.2.3.

               If the Event of Default involves Borrower's failure to pay any tax, assessment, encumbrance or other imposition binding on Borrower or any of the Collateral or to perform its obligation to furnish insurance hereunder, or to perform or observe any other covenant, condition or term in any Loan Document or in the Management Agreement, Lender may, at its option, without waiving or affecting any of its other rights or remedies hereunder, pay, perform or observe the same, and, in connection therewith, Lender shall be entitled to rely on any representations and statements of the Manager under the Management Agreement in regard to alleged breaches or violations thereof, and all payments made or costs or expenses incurred by Lender in connection therewith shall be repaid by Borrower to Lender within fifteen (15) days after demand therefor, together with interest at the Default Interest Rate, and shall be added to and become a part of the Indebtedness secured by the Mortgage and other Security Documents. Lender is hereby empowered to enter and to authorize others to enter upon any Land and all Improvements located on any Land for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Borrower or any Person in possession holding under Borrower.

               7.2.4.

               Appoint as a matter of right, without notice, to the fullest extent permitted under applicable law, a receiver for Borrower or for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise. All disbursements made by the receiver and the expenses of receivership, shall be added to and be a part of the principal amount of the obligations secured by the Security Documents, and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured thereby, the entire amount of said sum, including such disbursements and expenses, shall bear interest at the Default Interest Rate, be secured by the Security Documents and shall be due and payable within fifteen (15) days after demand therefor.

        7.3.   REMEDIES CUMULATIVE

               Each of the rights, powers, and remedies provided herein are intended and are hereby deemed to be cumulative, concurrent and in addition to, and not in limitation of, those rights, powers, and remedies provided elsewhere hereunder or in any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any Event of Default in one instance shall constitute a waiver of any other or any succeeding Event of Default, except to the extent provided in such waiver.

        7.4.   DEFAULT INTEREST

               In addition to the provisions of SECTION 2 hereof, if Borrower shall fail to make payment when and as due of any amounts due hereunder (whether at the stated date for payment, or earlier upon an acceleration hereunder), Borrower shall pay, to the fullest extent permitted by applicable law, interest to Lender on such past due amounts beginning on the date such payment becomes past due at a per annum rate of interest (the "DEFAULT INTEREST RATE") equal to the greater of (a) the Interest Rate in effect from time to time plus three percentage points (3%) and (b) the Prime Rate plus two percentage points (2%). Borrower acknowledges that its obligation to pay Default Interest may be separated from the other obligations of Borrower hereunder, and may be held or transferred separately from the other obligations of the Borrower hereunder.

        7.5.   DEFAULT INDEMNITY

               Borrower hereby agrees to, and shall, indemnify and hold harmless Lender against the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) which it may sustain or incur as a consequence of any Default or Event of Default hereunder and in the enforcement of Lender's rights and remedies in connection therewith. Lender shall provide to Borrower a satisfactory statement, signed by an officer of Lender and supported, where applicable, by documentary evidence, explaining the amount of all such costs or expenses. Any amounts that Borrower must pay to Lender under this
SECTION 7.5 shall bear interest at the Default Interest Rate and shall be due fifteen (15) days after demand therefor accompanied by documentation sufficient to establish the amount of Borrower's liability, and shall be added to and become a part of the Indebtedness secured by the Mortgage and other Security Documents.

8.      INSURANCE

        8.1.   MAINTENANCE OF INSURANCE

               Borrower shall maintain at all times with Qualified Insurance Companies all policies of insurance required under the Mortgage, which policies shall name Lender, as an additional insured or loss payee, as applicable, as their interests may appear. Each policy of insurance required hereunder shall require the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of such policy for any reason whatsoever (ten (10) days in the case of non-payment of premium) and, with respect to property insurance, shall provide that the interest of the additional insureds or loss payees thereunder shall not be impaired or invalidated by any act or neglect of Borrower or the owner of any of the insured property or by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by such policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so, and any amounts reasonably expended by Lender to do so, together with interest at the Default Interest Rate shall become part of the debt secured by the Security Documents.

        8.2.   PAYMENT AND APPLICATION OF INSURANCE PROCEEDS

               Insurance proceeds payable with respect to damage to or destruction of any Mortgaged Property or the Improvements related thereto, including damage by earthquake, if in effect, shall be applied in accordance with the terms of the applicable Mortgage. All other insurance proceeds shall be payable in accordance with the provisions of the applicable policy.

        8.3.   EARTHQUAKE INSURANCE

               Borrower shall maintain at all times or cause to be maintained for its benefit with a Qualified Insurance Company, a blanket policy of insurance insuring all of the Mortgaged Properties against damage by earthquake in an aggregate insured amount not less than $24,700,000 and having a deductible of not more than five percent (5%) per unit of earthquake insurance subject to a $100,000 minimum (a unit being defined as each individual building on each Mortgaged Property). Such earthquake insurance shall otherwise comply with the requirements of SECTION 1.7.3 of the Mortgage.

9.      SECURITIZATION

        9.1.   SECURITIZATION

               Borrower shall use commercially reasonable best efforts to cooperate with Lender in its activities in connection with the sale of the Loan as a whole loan or any securitization of the Loan (the "SECURITIZATION"), including obtaining ratings by the Rating Agencies in accordance with the terms hereof and in accordance with the Cooperation Agreement. The Securitization will involve the issuance of rated single- or multi-class securities secured by or evidencing ownership interests in the Loan Documents (the "CERTIFICATES"). Borrower acknowledges and agrees that, in connection with the Securitization,
(a) this Agreement, the Mortgage Note, the Security Documents and the other Loan Documents may be assigned, pursuant to the assignment, to a trustee (the "TRUSTEE"), as trustee under a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") in form substantially similar to those commonly used in rated commercial mortgage-backed securities offerings and (b) pursuant to the Pooling and Servicing Agreement, a professional loan servicer of recognized standing (the "SERVICER") would be appointed to service the Loan, this Agreement and the Loan Documents as provided therein. The addresses of the Trustee and the Servicer will be provided to Borrower in writing before the Securitization is consummated. Upon such assignment, the Trustee shall for all purposes be the sole Lender hereunder and the sole mortgagee or beneficiary under the Mortgage (and all references herein to the "Lender" shall be deemed to refer to the Trustee) and shall, together with the Servicer, among other things, (i) have the sole and exclusive benefit of and the right and power to exercise, or to direct the exercise of, all the rights and remedies of Lender hereunder and under the Security Documents, including the right to inspect the Collateral, to receive notices and financial information, to grant or withhold consents or approvals, to benefit from indemnities, to receive, hold and apply proceeds or any other amount or property provided by Borrower hereunder, and, upon the occurrence and during the continuation of an Event of Default, to take any action required or permitted of Lender with respect thereto, all in the Trustee's own name, and to exercise all other rights and remedies of Lender hereunder and under the Security Documents, and (ii) be bound by all the terms hereof which apply to Lender. Borrower hereby acknowledges the foregoing and agrees to be bound to the Trustee, upon such assignment, recognizing the Trustee as Lender hereunder as if the Trustee were named in this Agreement as Lender, recognizing that the Servicer shall be entitled to act on behalf of the Trustee and the Holders under and as provided in the Pooling and Servicing Agreement and shall be entitled to and shall receive all notices, financial and other information, agreements and other documents to be delivered to Lender or the Trustee hereunder or under any of the other Loan Documents and accepting and agreeing to all of the terms reasonably set forth in the Pooling and Servicing Agreement and the exhibits thereto, all of which shall be secured under the Security Documents. Upon such assignment, Borrower's obligations to Lender specified in this Agreement shall be satisfied by Borrower's tendering full and timely payment or performance thereof to the Trustee or, if directed by the Trustee, to the Servicer. With respect to the delivery of documents and other written material, the Trustee and the Servicer shall have only the obligations expressly required of Lender herein or in the other Loan Documents or of the Trustee or the Servicer in the Pooling and Servicing Agreement. All rights and remedies of the Trustee as Lender hereunder, including all indemnities running to Lender, shall also operate for the benefit of the Servicer and the Holders, as provided in the Pooling and Servicing Agreement, and shall be exercised by the Trustee and the Servicer in accordance with and subject to the terms and conditions set forth in the Pooling and Servicing Agreement. Borrower acknowledges and agrees that, until Borrower has received notice from the Trustee to the contrary, and subject to the terms and conditions set forth in the Pooling and Servicing Agreement to the contrary, all deliveries and notifications to be made by Borrower to the Trustee, as Lender, pursuant to this Agreement or any other Loan Document shall be made to the Servicer only and not to the Trustee.

               Borrower will cooperate with Lender to retain the Rating Agencies to provide rating surveillance services on any Certificates issued in a Securitization. Such rating surveillance shall be at the expense of Borrower. Prior to the Securitization (or in the event the Securitization does not occur), Lender may appoint a professional loan servicer of recognized standing to service the Loan, this Agreement and the Loan Documents on terms and conditions acceptable to Lender. The costs, fees and expenses of any such servicer shall be paid by Lender.

        9.2.   NO ASSIGNMENT BY BORROWER

               The rights and obligations of Borrower under this Agreement are personal to Borrower and, accordingly, Borrower shall not assign this Agreement or any other Loan Document or any other right, interest, or obligation of Borrower hereunder or thereunder, either in whole or in part, to any Person whatsoever.

        9.3.   METHOD OF PAYMENT

               Following the assignment contemplated by SECTION 9.1 hereof, Borrower shall make or cause to be made all payments under the Mortgage Note, and any other payments required to be made by Borrower to or on behalf of Lender hereunder or pursuant to any other Loan Document, to the Servicer by application of the provisions of SCHEDULE 5.11 hereto or by wire transfer through the Federal Reserve Bank of New York of immediately available funds in lawful tender of the United States of America, in accordance with instructions provided by the Servicer, which payments shall be held and applied by the Servicer in accordance with the Pooling and Servicing Agreement.

10.     ASSIGNMENT AND PARTICIPATION

               Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Lender and any assignee of Lender shall have the right at any time and from time to time to (a) assign (and thereafter, at any time and from time to time, repurchase) all or any portion of its rights and obligations with respect the Loan, including, without limitation, all or any portion of the outstanding principal balance of the Loan and thereafter be released from its rights and obligations as Lender in respect of such portion of the Loan (except to the extent such portion of the Loan is repurchased by Lender or such assignee), and (b) sell participations in the Loan. If requested by Lender, Borrower shall execute and deliver a written acknowledgment acknowledging the assignment of all or a portion of the Loan to an assignee.

11.     SUBSTITUTION OF PROPERTIES

               Subject to the terms and conditions set forth in this Section, at any time following the commencement of the Defeasance Period, Borrower may obtain a release of the Lien of the Mortgage (and the related Loan Documents) to the extent it encumbers one or more Mortgaged Properties (a "SUBSTITUTED PROPERTY") by substituting therefor one or more office properties acquired by Borrower (individually, a "SUBSTITUTE PROPERTY" and collectively, the "SUBSTITUTE PROPERTIES"), provided that (a) the Substitution Conditions are satisfied with respect to the Substitute Properties, (b) no such substitution may occur after the Anticipated Repayment Date, (c) such substitution shall not be allowed more than two (2) times during the term of the Loan and (d) not more than five (5) Mortgaged Properties may be released from the Lien of the Mortgage (and the related Loan Documents) during the term of the Loan pursuant to this
SECTION 11. Any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent (collectively, the "SUBSTITUTION CONDITIONS"):

               (i) Lender shall have received a copy of a deed conveying all of Borrower's right, title and interest in and to the Substituted Property or Substituted Properties then being Released to an entity other than Borrower and a letter from Borrower countersigned by the Title Company acknowledging receipt of such deed or assignment and assumption, as applicable, and agreeing to record such deed or assignment and assumption, as applicable, in the real estate records for the county in which the Substituted Property is located or in the counties in which the Substituted Properties are located;

               (ii) Lender shall have received an appraisal of the Substitute Property or Substitute Properties, as applicable, dated no more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value of the Substitute Property or Substitute Properties, as applicable, that is equal to or greater than the Release Price of the Substituted Property or Substituted Properties, then being Released, determined by Lender as of the Closing Date;

               (iii) after giving effect to the substitution, the Debt Service Coverage Ratio for the Mortgaged Properties (including the Substitute Properties but excluding the Substituted Properties) shall be at least equal to the greater of (i) 2.22:1 (on or before April 16, 2003) or 1.81:1 (on or after April 17, 2003), and (ii) the Debt Service Coverage Ratio for the Loan for all of the Mortgaged Properties immediately preceding the substitution;

               (iv) the Net Operating Income for any Substitute Property does not show a downward trend over the three (3) years immediately prior to the date of substitution or, with respect to a Substitute Property for which information regarding the Net Operating Income of such Substitute Property for the three (3) years immediately prior to the date of substitution cannot be obtained by Borrower after Borrower's exercise of diligent efforts, the Net Operating Income shall not show a downward trend for such period of time immediately prior to the date of substitution as may be determined from the information regarding such Net Operating Income available (which period of time, in any event, shall not be less than one (1) year);

                      The Net Operating Income for a Substitute Property shall be deemed to show a downward trend, if the Net Operating Income for the Substitute Property for each Determination Period (as defined below) was less than the Net Operating Income for the immediately preceding Determination Period, commencing with the Determination Period that commenced on the date that is three (3) years prior to the first day of the calendar month in which the substitution is to occur. A "Determination Period" is a twelve (12) month period that commences on a prior anniversary of the first day of the calendar month in which the substitution is to occur and ends on the last day of the calendar month (or prior anniversary thereof) immediately preceding the month in which the substitution is to occur;

               (v) the Net Operating Income and Debt Service Coverage Ratio (for the twelve (12) month period immediately preceding the substitution) for the Substitute Property or Substituted Properties, as applicable, is greater than one hundred twenty-five percent (125%) of the Net Operating

                      Income and Debt Service Coverage Ratio (for the twelve
                      (12) month period immediately preceding the substitution) for the Substituted Property or Substituted Properties then being substituted. For purposes of this clause (v), the Debt Service Coverage Ratio with respect to a Substitute Property (or Substitute Properties, as applicable) or a Substituted Property (or Substituted Properties, as applicable) shall be calculated using the Net Operating Income with respect to such Substitute Property (or Substitute Properties, as applicable) or Substituted Property, (or Substituted Properties, as applicable) and the principal, if any, and interest due and payable on the Mortgage Note allocable to the Release Price for the Substitute Property or Substituted Property, as applicable (or the aggregate Release Prices for the Substitute Properties or Substituted Properties, as applicable);

               (vi) Lender shall have received a Rating Comfort Letter from each Rating Agency with respect to the substitution;

               (vii) no Default or Event of Default shall have occurred and be continuing and Borrower shall be in compliance with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as if made on the date of the substitution with respect to Borrower, the Mortgaged Properties and each Substitute Property and containing any other representations and warranties with respect to Borrower, the Mortgaged Properties, each Substitute Property and the Loan as the Rating Agencies may require, such certificate to be in form and substance satisfactory to the Rating Agencies;

               (viii) Borrower shall have executed, acknowledged and delivered to Lender (A) a Mortgage, an Assignment of Leases and Rents and one or more UCC Financing Statements with respect to each Substitute Property, together with a letter from Borrower countersigned by the Title Company acknowledging receipt of such Assignment of Leases and Rents and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and, if applicable, one of the UCC-1 Financing Statements in the real estate records for the county in which such Substitute Property is located and agreeing to file one of the UCC-1 Financing Statements in the office of the Secretary of State of the State in which such Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable Liens upon such Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to Permitted Encumbrances and Permitted Liens and (B) a Security Agreement and an Environmental Indemnity Agreement with respect to such Substitute Property. The Mortgage,

                      Assignment of Leases and Rents, UCC-1 Financing Statements, Security Agreement and Environmental Indemnity Agreement shall be the same in form and substance as the counterparts of such documents executed and delivered on the Closing Date subject to modifications reflecting such Substitute Property as a Mortgaged Property that is the subject of such documents and such modifications reflecting the laws of the state in which such Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xv) below. Borrower shall also have executed, acknowledged and delivered any amendments to the Loan Documents required in connection with a substitution and, where applicable, a letter from Borrower countersigned by the Title Company agreeing to record such amendments in the real estate records for each county where the Mortgage was recorded. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the Mortgage Note. The amount of the Loan allocated to the Substitute Property or Substitute Properties (such amount being hereinafter referred to as the "Substitute Release Amount") shall equal the Allocated Loan Amount of the Substitute Property or Substituted Properties then being Released (and, if applicable, equitably allocated among the Substitute Properties);

               (ix) Lender shall have received (A) any "tie-in" or similar endorsement to each Title Insurance Policy insuring the Lien of the existing Mortgage as of the date of the substitution available with respect to the Title Insurance Policy insuring the Lien of the Mortgage with respect to each Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering each Substitute Property, issued by the Title Company insuring the Lien of the existing Mortgage and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substituted Property. The Title Insurance Policy issued with respect to each Substitute Property shall (1) provide coverage in the amount of the Loan Amount of the "tie-in" or similar endorsement described above, (2) insure Lender that the relevant Mortgage creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the Liens of the existing Mortgage, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid;

               (x) Lender shall have received a current title survey for each Substitute Property, certified to the Title Company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property. The surveyor's seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a "one hundred year flood hazard area;"

               (xi) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Mortgaged Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period;

               (xii) Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report (in each case prepared by an environmental consultant acceptable to Lender), which conclude that the Substitute Property does not contain any Hazardous Materials (as defined in the Mortgage) and is not subject to any risk of contamination from any off-site Hazardous Materials;

               (xiii) Borrower shall deliver or cause to be delivered to Lender
                      (A) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the closing of the Loan; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (C) resolutions of Borrower authorizing the substitution and any actions taken in connection with such substitution;

               (xiv) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (viii) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located; (B) an opinion of counsel acceptable to the Rating Agencies stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (viii) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an opinion of counsel acceptable to the Rating Agencies stating that subjecting the Substitute Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; (D) an update of the Substantive Non-Consolidation Opinion indicating that the substitution does not affect the opinions set forth therein; (E) an opinion of counsel acceptable to the Rating Agencies stating that the substitution and the related transactions do not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws or other evidence pertaining thereto acceptable to the Rating Agencies and
                       (F) an opinion of counsel acceptable to the Rating Agencies stating that the substitution would not adversely affect the status of the entity holding the interest in the Mortgage Note as a REMIC (assuming for such purpose that such entity otherwise qualifies as a REMIC) and that such substitution will not result in a deemed exchange of the Certificates pursuant to Section 1001 of the Code;

               (xv) all real estate taxes due and payable with respect to the Substitute Property shall have been paid and Borrower shall have delivered evidence thereof to Lender;

               (xvi) Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangible taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution;

               (xvii) Lender shall have received annual operating statements and occupancy statements for each Substitute Property for the most recently completed Fiscal Year and an operating statement for each Substituted Property for all Accounting Periods and Accounting Quarters for which such statements have been prepared, each certified to Lender as being true and correct and certificate from Borrower certifying that there has been no adverse change in the financial condition of such Substitute Property since the date of such operating statements;

               (xviii) Borrower shall have delivered to Lender estoppel
                       certificates from (i) each tenant of each Substitute Property that accounted more than five percent (5%) of the gross rents from the Substitute Property during the most recently completed four full Accounting Quarters ("Major Tenants"), and (ii) tenants of the Substitute Property that accounted, in the aggregate, for at least seventy-five percent (75%) of the gross rents from the Substitute Property for the most recently completed for full accounting quarters. All such estoppel certificates shall be in the form attached hereto as EXHIBIT C and shall indicate that (1) the subject lease is a valid and binding obligation of the tenant thereunder, (2) there are no defaults under such lease on the part of the landlord or tenant thereunder,
                       (3) the tenant thereunder has no defense or offset to the payment of rent under such leases, (4) no rent under such lease has been paid more than one (1) month in advance,
                       (5) the tenant thereunder has no option or right of first refusal under such lease to purchase all or any portion of the Substitute Property and (6) all tenant improvement work required under such lease has been completed and the tenant under such lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject lease has not yet been completed, Borrower shall, if required by the Rating Agencies, deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such lease;

               (xix) Lender shall have receive copies of all tenant leases and any ground leases affecting the Substitute Property certified by Borrower as being true and correct. Lender shall have received a current rent roll of the Substitute Property certified by Borrower as being true and correct;

               (xx) Lender shall have received subordination, nondisturbance and attornment agreements in the form attached hereto as EXHIBIT D with respect to each of the Material Leases affecting the Substitute Property other than such Leases that are, by their terms, subordinate to the Mortgage with respect to the Substitute Property;

               (xxi) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the Title Company issuing such Title Insurance Policy stating that the Substitute Policy constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot;

               (xxii) Lender shall have received a physical conditions report (substantially similar in form and scope to the physical conditions report delivered with respect to the Substituted Property in connection with the Closing) with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Laws (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of material damage or waste. If compliance with Laws is not addressed by the physical conditions report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the state in which the Substitute Property is located, a letter from the municipality in which such Property is located, a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), an ALTA 3.1 zoning endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to zoning laws) or a subdivision endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to subdivision laws). If the physical conditions report recommends that any repairs be made with respect to the Substitute Property, such physical conditions report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such physical conditions report or a letter from the engineer that prepared such physical conditions report indicating that the recommended repairs were completed in good and workmanlike manner and (B) paid receipts indicating that the costs of all such repairs have been paid;

               (xxiii) Lender shall have received a certified copy of an
                       amendment to the Management Agreement reflecting the deletion of the Substituted Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Collateral Assignment of Management Agreement reflecting such amendment to the Management Agreement;

               (xxiv) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies have requested;

               (xxv) Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement) together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto;

               (xxvi)  Borrower shall submit to Lender, not less than thirty
                       (30) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located and satisfactory to Lender in its sole discretion. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this
                       SECTION 11 have been satisfied.

Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Substituted Property or Substituted Properties, as applicable, to be released and the Substitute Property or Substitute Properties, as applicable, shall be deemed to be an Mortgaged Property for purposes of this Agreement and the Allocated Loan Amount with respect to such Substituted Property or Substituted Properties, as applicable, shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property(or the aggregate Allocated Loan Amounts for such Substitute Properties, as applicable) for all purposes hereunder (and, if there is more than one Substitute Properties, the Allocated Loan Amounts for such Substitute Properties shall be equitably determined).

12.     MISCELLANEOUS


        12.1.  LIMITATION ON LIABILITY

               Notwithstanding any contrary provision in any of the Loan Documents, it is hereby expressly agreed that, except as otherwise provided in this SECTION 12.1 or in any Section of any Loan Document that is substantially similar to this SECTION 12.1, there shall be no recourse to the assets of Borrower or any of its Members (other than against the Collateral and any other property given as security for the payment of the Mortgage Note) for (i) the payment of principal, interest, Defeasance Deposits, Yield Maintenance Payments or other charges under this Agreement or the Mortgage Note or for any other amount that is or may become due and owing to Lender by Borrower under this Agreement or any of the other Loan Documents or (ii) the performance or discharge of any covenant or undertaking hereunder or under the other Loan Documents, and in the event of any Event of Default hereunder or thereunder, Lender agrees to proceed solely against the Collateral and any other property given as security for payment of the Mortgage Note, and Lender shall not seek or claim recourse against Borrower or either Member (other than against the Collateral and any other property given as security for payment of the Mortgage
Note) for any deficiency or for any personal judgment after a foreclosure of the lien of the Mortgage or other Security Documents or for the performance or discharge of any covenants or undertakings of Borrower hereunder or under any of the other Loan Documents (except that Borrower may be made a party to a proceeding to the extent legally necessary for the conduct of a foreclosure or the exercise of other similar remedies under the Mortgage or other Security Documents). Notwithstanding the foregoing, nothing contained in this SECTION
12.1 shall relieve Borrower or either Member of any personal liability for any loss, cost, expense, damage or liability arising or resulting from (A) any breach of any representation or warranty made in this Agreement that was materially incorrect when made and that was made with fraudulent intent, (B) any amount paid or distributed to the Members, the Manager or any Affiliate of any of them in violation of the provisions of the Loan Documents, (C) fraud or breach of trust, including misapplication of Loan proceeds or any Insurance Proceeds or Awards or other sums that are part of the Collateral that may come into the possession or control of Borrower or either Member or any Affiliate of any of them, (D) liability of such Person under the Environmental Indemnity Agreement or (E) following the occurrence of a Lockbox Event, the willful failure of Borrower to instruct tenants of the Mortgaged Properties to make payments of Rents into the Lockbox Account or the failure of Borrower or Manager to deposit payments of Rents received by Borrower or Manager into the Lockbox Account promptly upon receipt thereof. It is hereby expressly agreed that no director, officer, shareholder, partner, member or employee of Borrower or a Member, nor the legal or personal representative, successor or assign of any of the foregoing, nor any other principal of Borrower or either Member, whether disclosed or undisclosed, shall have any personal liability under this Agreement or any of the other Loan Documents, except as personal liability may be specifically imposed upon a signatory to any Loan Document. It is the intention of the parties hereto that this SECTION 12.1 shall govern every other provision of the Loan Documents and that the absence of explicit reference to this SECTION 12.1 in any provision of the Loan Documents or the absence of any Section similar to this
SECTION 12.1 in any Loan Document shall not be construed to deny the application of this SECTION 12.1 to such provision, notwithstanding the presence of explicit reference to this SECTION 12.1 in other provisions of the Loan Documents.

        12.2.  ENTIRE AGREEMENT, AMENDMENTS

               This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by both parties.

        12.3.  NOTICES

               All notices, requests and demands to or upon the respective parties hereto shall be in writing (except as is otherwise specifically provided in this Agreement) and shall be deemed to have been duly given or made when received (or when delivery thereof is refused by the intended recipient) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission, with confirmation of receipt or delivery, or sent by nationally recognized overnight courier, delivery charges prepaid or delivered by hand, in each case addressed or directed as follows (or to such other address or facsimile transmission number as may be hereafter designated in writing by the respective parties hereto):

               IF TO BORROWER:      Arden Realty Finance IV, L.L.C.
                                    11601 Wilshire Boulevard
                                    Suite 402
                                    Los Angeles, California 90025
                                    Attention: Diana M. Laing

               IF TO LENDER:        Lehman Brothers Realty Corporation
                                    Three World Financial Center
                                    200 Vesey Street
                                    New York, New York 10285
                                    Attention:  Commercial Mortgage Loan
                                      Surveillance
                                    Fax:  (212) 528-6659

        12.4.  NO WAIVER; CUMULATIVE REMEDIES

               No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

        12.5.  WAIVER OF JURY TRIAL

               Each of the parties hereto (i) covenants and agrees not to elect trial by jury of any issue triable of right by a jury and (ii) waives any rights to trial by jury to the full extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by each party hereto, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The parties are hereby authorized to submit this Agreement to any court having jurisdiction over the subject matter so as to serve as conclusive evidence of the other party's herein contained waiver of the right to jury trial. Further, each party hereto certifies that no representative of the other party (including such other party's counsel) has represented, expressly or otherwise, to that party, that the other party will not seek to enforce this waiver by the such certifying party of the right to a jury trial.

        12.6.  GOVERNING LAW; CONSENT TO JURISDICTION

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York (but not including the choice of law rules thereof). In the event of any litigation arising out of this Loan Agreement, Borrower agrees that the substantive law of the State of New York shall apply. Borrower hereby consents to jurisdiction within the State of New York for purposes of such litigation and agrees that service of process may be made, and personal jurisdiction over Borrower obtained, by serving a copy of the summons and complaint upon Borrower, at the notice address set forth herein, in accordance with the applicable laws of the State of New York. Nothing herein contained, however, shall prevent any owner or holder of the Mortgage Note from bringing any action or exercising any right against any security or against Borrower, personally, or against any property of Borrower, within any other jurisdiction or state. Initiating such proceeding or taking such action in any other jurisdiction or state shall not, however, constitute a waiver of the agreement contained herein that the laws of the State of New York shall govern the rights and obligations of the parties hereunder.

        12.7.  PAYMENT OF EXPENSES

               12.7.1.

               Borrower shall pay all expenses incurred by Lender in connection with this Agreement and in the preparation for, and consummation of, the transactions provided for herein and in connection with the enforcement hereof, and Borrower shall pay all costs of conveyances, initial Servicer fee and Trustee fee, initial rating fees and ongoing activity of any special Servicer incurred as a result of an Event of Default, bank charges relating to the operation of the Operating Account, the Lockbox Account, the Cash Collateral Account and any other Account, after the Securitization has occurred, its proportionate share of initial and annual surveillance fees, if any, of the Rating Agencies, any processing fees, reasonable attorney's fees and disbursements, auditor's fees, costs of appraisals, environmental reports, and engineering reports, all title insurance premiums, all notary fees, all filing and application fees to any federal, state or local agencies, all sales, stamp, documentary, transfer, and other taxes and fees applicable to the transactions contemplated by this Agreement and the instruments and documents called for hereunder and all other costs and charges incurred by the parties in connection with such transactions. In addition, the Borrower shall reimburse Lender for any expenses incurred by the Lender to the extent provided in SECTION 4.8 hereof.

               12.7.2.

               Except as provided in SECTION 12.7.1, if the Securitization occurs, the Servicer Fee (as defined in the Pooling and Servicing Agreement) and the Trustee Fee (as defined in the Pooling and Servicing Agreement) and any other amounts required to be paid to the Servicer or the Trustee under the Pooling and Servicing Agreement in reimbursement of expenses of the Servicer or the Trustee shall be paid by Lender or the Trust Fund (the "TRUST FUND") created under the Pooling and Servicing Agreement.

        12.8.  SEVERABILITY

               In the event that any term or provision of this Agreement or of any other Loan Document or the application thereof to any Person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder of such term or provision or the application thereof to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

        12.9.  GENDER, ETC.

               Whenever used herein and where the context so requires, the singular shall include the plural, the plural shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders; and the word "including" shall mean "including, without limitation."

        12.10. HEADINGS

               The Article, Section and Subsection headings of this Agreement are for convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

        12.11. COUNTERPARTS; FACSIMILES

               This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. In the event the parties hereto exchange signature pages of this Agreement by facsimile, they agree to send the original executed counterparts of this Agreement to one another by overnight delivery service, but the facsimile signatures shall in any event be binding.

        12.12. NO THIRD PARTY BENEFICIARY

               The parties do not intend the benefits of this Agreement to inure to any third party other than the Trust (and the Servicer and Trustee on behalf of the Trust), upon assignment hereof by Lender to the Trustee, on behalf of the Trust, as contemplated by SECTION 9.1 hereof. Notwithstanding anything contained herein or in the Mortgage Note or any other Loan Document to the contrary, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any of the other Loan Documents, nothing herein shall be construed as creating any right, claim or cause of action against Lender, or any of Lender's officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower any other person or entity other than Borrower.

        12.13. NO LIABILITY OF LENDER

               The relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and Lender will not undertake or assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Lender in connection with any such matter is for the protection of Lender, and neither Borrower nor any third party is entitled to rely thereon.

        12.14. CONFIDENTIALITY

               Lender agrees that it shall maintain confidentiality with regard to nonpublic information concerning Borrower obtained from Borrower pursuant to this Agreement that is identified by Borrower as nonpublic, provided that Lender shall not be precluded from making disclosure regarding such information: (i) to Lender's counsel, accountants and other professional advisors (who are, in each case, subject to this confidentiality agreement), (ii) to officers, directors, employees, agents and partners of Lender who typically would be provided with such information (who are, in each case, subject to this confidentiality agreement), (iii) in response to a subpoena or order of a court or governmental agency, (iv) in connection with the Securitization, to the Rating Agencies, the Trustee and the Servicer, provided, Lender shall require that any such entity be subject to this SECTION 12.14, however, Lender shall have no duty to monitor any such entity and shall have no liability in the event that any such entity violates this SECTION 12.14, (v) as required by law, GAAP or applicable regulation, or (vi) following the public disclosure of such information (other than by Lender). In connection with enforcing its rights pursuant to this
SECTION 12.14, Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief against Lender or other entity subject to this Section 12.14 which shall breach the confidentiality provisions of this Section 12.14.



                           [SIGNATURE PAGE TO FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement or have caused this Loan Agreement to be executed on their behalf as of the day and year first above written.

                                       BORROWER:

                                       ARDEN REALTY FINANCE IV, L.L.C.


                                       By:
                                       Name:
                                       Its:



                                       LENDER:

                                       LEHMAN BROTHERS REALTY CORPORATION


                                       By:
                                       Name:
                                       Its:

                                LIST OF SCHEDULES

Schedule 1.1                                     Allocated Loan Amounts
Schedule 3.6                                     Lease Defaults
Schedule 3.22                                    Environmental Reports
Schedule 3.23A                                   Engineering Surveys
Schedule 3.23B                                   Equipment Leases
Schedule 4.3.2                                   Mortgaged Properties
Schedule 5.11                                    Cash Management Procedures
Schedule 5.14                                    Required Expenditures

                                LIST OF EXHIBITS

Exhibit A                                        Description of Land
Exhibit B                                        Form of Mortgage Note
Exhibit C                                        Tenant Estoppel Certificate
Exhibit D                                        Subordination, Non-Disturbance
                                                 and Attornment Agreement